                                                                     [Execution]

================================================================================

                           ASSET PURCHASE AGREEMENT

                         Dated as of February 7, 2001

                                    between

                            PITT-DES MOINES, INC.,
                                   as Seller

                                      and

                    CHICAGO BRIDGE & IRON COMPANY N.V. and
                           CB&I CONSTRUCTORS, INC.,
                                 as Purchaser

================================================================================

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I
DEFINITIONS.......................................................................      1
 1.1.    Definitions..............................................................      1
 1.2.    Certain Interpretive Matters.............................................     11
 1.3.    Knowledge................................................................     12
ARTICLE II
PURCHASE AND SALE OF ASSETS.......................................................     12
 2.1.    Purchase and Sale of Assets..............................................     12
         2.1.1.   Owned Real Property.............................................     12
         2.1.2.   Tangible Personal Property......................................     12
         2.1.3.   Inventories and Stores and Supplies.............................     12
         2.1.4.   Contract Rights.................................................     13
         2.1.5.   Accounts Receivable.............................................     13
         2.1.6.   Intellectual Property...........................................     13
         2.1.7.   Permits.........................................................     13
         2.1.8.   Prepaid Expenses, Advances and Deposits.........................     14
         2.1.9.   Records.........................................................     14
         2.1.10.  Claims and Insurance Proceeds...................................     14
         2.1.11.  Lists, Sales Materials and Software.............................     14
         2.1.12.  Cash............................................................     14
         2.1.13.  Significant Subsidiaries........................................     14
         2.1.14.  Certain Plan Assets.............................................     14
         2.1.15.  Strategic Plans.................................................     14
 2.2.    Excluded Assets..........................................................     14
         2.2.1.   Cash............................................................     14
         2.2.2.   Certain Receivables.............................................     15
         2.2.3.   Certain Contracts...............................................     15
         2.2.4.   Nonassignable Contracts and Nonassignable Permits...............     15
         2.2.5.   Employee Plans..................................................     15
         2.2.6.   Retained Records and Information Resources......................     15
         2.2.7.   Other Assets....................................................     15
         2.2.8.   PDM Name........................................................     15
 2.3.    Nonassignable Contracts and Nonassignable Permits........................     15
         2.3.1.   Nonassignability................................................     15
         2.3.2.   Seller To Use Commercially Reasonable Efforts...................     16
         2.3.3.   If Waivers or Consents are Not Obtained.........................     16
ARTICLE III
PURCHASE PRICE....................................................................     17
 3.1.    Purchase Price...........................................................     17

 3.2.     Purchase Price Adjustment...............................................        17
 3.3.     Collection of Receivables Constituting Excluded Assets..................        18
ARTICLE IV
ASSUMPTION OF LIABILITIES.........................................................        19
 4.1.     Assumed Liabilities.....................................................        19
 4.2.     Excluded Liabilities....................................................        20
ARTICLE V
REPRESENTATIONS AND WARRANTIES....................................................        21
 5.1.     Representations and Warranties of Seller................................        21
          5.1.1.   Corporate Organization; Good Standing..........................        21
          5.1.2.   Authorization and Effect of Agreement..........................        22
          5.1.3.   No Conflicts...................................................        22
          5.1.4.   Financial Statements...........................................        23
          5.1.5.   Absence of Changes.............................................        24
          5.1.6.   Compliance with Laws...........................................        25
          5.1.7.   Assets Used in the Businesses..................................        25
          5.1.8.   Title to Assets................................................        25
          5.1.9.   Brokers........................................................        25
          5.1.10.  Intellectual Property..........................................        25
          5.1.11.  Legal Proceedings..............................................        26
          5.1.12.  Contract Rights................................................        26
          5.1.13.  Employee Relations.............................................        28
          5.1.14.  Employee Benefit Plans.........................................        29
          5.1.15.  Environmental Matters..........................................        30
          5.1.16.  Tax Matters....................................................        32
          5.1.17.  Undisclosed Liabilities........................................        33
          5.1.18.  Product Warranty...............................................        33
          5.1.19.  Inventories....................................................        33
          5.1.20.  Accounts Receivable............................................        33
          5.1.21.  Real Properties and Leases.....................................        33
          5.1.22.  Insurance......................................................        34
          5.1.23.  Related Party Transactions.....................................        34
          5.1.24.  Investment Representations.....................................        35
          5.1.25.  Limitations on Representations and Warranties..................        36
 5.2.     Representations and Warranties of Purchaser.............................        36
          5.2.1.   Organization; Power............................................        36
          5.2.2.   Authorization; No Conflicts; Required Consents.................        37
          5.2.3.   Charter Documents..............................................        38
          5.2.4.   SEC Documents..................................................        38
          5.2.5.   Capitalization.................................................        38
          5.2.6.   Absence of Applicable Rights Agreements........................        39
          5.2.7.   Litigation.....................................................        39
          5.2.8.   Compliance with Environmental Laws.............................        39

          5.2.9.    Liabilities and Obligations......................................      39
          5.2.10.   Intellectual Property............................................      39
          5.2.11.   Material Contracts...............................................      40
          5.2.12.   Insurance........................................................      40
          5.2.13.   Employee Matters.................................................      41
          5.2.14.   Compliance With ERISA, Labor Laws................................      41
          5.2.15.   Absence of Changes...............................................      42
          5.2.16.   Broker's Fees....................................................      43
          5.2.17.   Limitations on Representations and Warranties....................      43
ARTICLE VI
THE CLOSING..........................................................................      44
6.1.      The Closing................................................................      44
6.2.      Conditions Precedent to Obligations of Purchaser...........................      44
          6.2.1.    No Legal Obstruction.............................................      44
          6.2.2.    Transfer Documents...............................................      44
          6.2.3.    Consents; Customer Notices.......................................      44
          6.2.4.    Related Agreements...............................................      45
          6.2.5.    EBITDA...........................................................      45
          6.2.6.    Lien Search and Title Commitments................................      45
          6.2.7.    Financing........................................................      45
          6.2.8.    Bank Consent.....................................................      45
          6.2.9.    Opinion of Counsel to the Seller.................................      45
          6.2.10.   Good Standing Certificates.......................................      45
          6.2.11.   FIRPTA Statement.................................................      46
 6.3.     Conditions Precedent to Obligations of Seller..............................      46
          6.3.1.    No Legal Obstruction.............................................      46
          6.3.2.    Purchase Price and Letter of Credit..............................      46
          6.3.3.    Related Agreements...............................................      46
          6.3.4.    Assumption Agreement.............................................      46
          6.3.5.    NYSE Listing.....................................................      46
          6.3.6.    Opinion of Counsel to the Purchaser..............................      46
ARTICLE VII
COVENANTS............................................................................      47
 7.1.     Personnel Matters..........................................................      47
          7.1.1.    Offer of Employment..............................................      47
          7.1.2.    Limitation of Rights.............................................      47
          7.1.3.    Collective Bargaining Agreements.................................      47
          7.1.4.    Pension Plans....................................................      47
          7.1.5.    Welfare Benefit Plans and Fringe Benefits........................      50
 7.2.     Publicity..................................................................      50
 7.3.     Post-Closing Access; Records; Cooperation..................................      51
 7.4.     Certain Tax Matters........................................................      52
 7.5.     Non-Disclosure of Confidential Information by Seller.......................      53

 7.6.     Further Assurances; Customer Notices............................      54
 7.7.     Allocations.....................................................      54
 7.8.     Non-Competition.................................................      55
 7.9.     Assets Located at Fresno, CA....................................      55
 7.10.    Letters of Credit...............................................      55
 7.11.    Delivery of Baseline Report.....................................      56
 7.12.    Woodlands Lease.................................................      56
 7.13.    Records Storage.................................................      56
ARTICLE VIII
INDEMNIFICATION...........................................................      56
 8.1.     Termination of Representations and Warranties...................      56
 8.2.     Indemnification.................................................      57
 8.3.     Defense of Claims...............................................      58
 8.4.     Seller's Insurance..............................................      60
 8.5.     Mitigation......................................................      62
 8.6.     Insurance Proceeds and Tax Benefits.............................      62
 8.7.     Remedies Exclusive..............................................      62
ARTICLE IX
MISCELLANEOUS PROVISIONS..................................................      62
 9.1.     Notices.........................................................      62
 9.2.     Expenses........................................................      63
 9.3.     Assignment; Successors and Assigns..............................      63
 9.4.     Waiver; Amendment...............................................      64
 9.5.     Entire Agreement................................................      64
 9.6.     No Third Party Beneficiaries....................................      64
 9.7.     Bulk Sales......................................................      64
 9.8.     APPLICABLE LAW..................................................      64
 9.9.     Captions and Headings...........................................      64
 9.10.    Passage of Title and Risk of Los................................      64
 9.11.    Execution in Counterparts.......................................      65

                                   SCHEDULES
                                   ---------

PDM Disclosure Schedule
  Section 2.1.1          Owned Real Property
  Section 2.1.4          Leased Real Property
  Section 2.2.2          Certain Receivables Constituting Excluded Assets
  Section 4.2(f)         Workers' Compensation Claims
  Section 5.1.1          Significant Subsidiaries
  Section 5.1.3          Conflicts
  Section 5.1.6          Compliance with Laws
  Section 5.1.8          Liens
  Section 5.1.10         Intellectual Property
  Section 5.1.11         Legal Proceedings
  Section 5.1.12         Contract Rights
  Section 5.1.14         Employee Benefit Plans
  Section 5.1.15         Environmental Matters
  Section 5.1.16         Tax Matters
  Section 5.1.21         Real Property Transfer Consents and Subleases
  Section 5.1.22         Insurance Policies and Coverage
CB&I Disclosure Schedule
  Section 5.2.1          Material Subsidiaries
  Section 5.2.2          Conflicts
  Section 5.2.5          Capitalization
  Section 5.2.6          Rights Agreements
  Section 5.2.7          Litigation
  Section 5.2.8          Environmental Matters
  Section 5.2.10         Intellectual Property
  Section 5.2.11         Material Contracts
  Section 5.2.12         Insurance
  Section 5.2.13(a)      Employment Agreements
  Section 5.2.13(b)      CB&I Plans
  Section 5.2.14         ERISA, Labor Matters
  Section 5.2.15         Absence of Changes
Schedule 2.2.3           Certain Contracts Included in the Assets
Schedule 2.2.7           Other Excluded Assets
Schedule 4.1(e)          Severance Plans
Schedule 6.2.3           Contract Consents to be Obtained by Closing Date

                            ASSET PURCHASE AGREEMENT
                            ------------------------


          This ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of
                                               ---------
February 7, 2001 among PITT-DES MOINES, INC., a Pennsylvania corporation ("Seller"), CHICAGO BRIDGE & IRON COMPANY N.V., a Netherlands company ("CB&I"),
--------                                                                ----
and CB&I CONSTRUCTORS, INC., a Texas corporation ("CB&I Sub", and collectively
                                                   --------
with CB&I, the "Purchaser").
                ---------

                                    RECITALS
                                    --------


          A. Seller is engaged, among other things, in the businesses (the "Businesses") of engineering, fabricating and erecting (i) tanks and systems for
-----------
liquid and cryogenic storage through its Engineered Construction Division, and
(ii) water storage systems through its Water Division (collectively, the "Divisions").
----------


          B. Seller conducts the Business of the Engineered Construction Division directly in the United States and indirectly outside the United States through PDM International Ltd. and its subsidiaries.


          C. Seller conducts the Business of the Water Division both directly and through its subsidiary HyCon, Inc.

          D. Seller desires to sell and assign to Purchaser, and Purchaser desires to purchase (or to cause one or more of its subsidiaries or Affiliates to purchase) and assume from Seller, substantially all of the assets used by the Divisions in the conduct of the Businesses (other than the Excluded Assets, as hereinafter defined), subject to Purchaser's assumption of all liabilities and obligations of Seller relating to the Businesses (other than the Excluded Liabilities, as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          1.1. Definitions.  As used herein, the following terms shall have the
               -----------
meanings set forth below:

          "Adjusted Net Working Capital of the Divisions" has the meaning
           ---------------------------------------------
specified in Section 3.2(a).
             --------------

          "Affiliate" means, as to any specified Person, any other Person that,
           ---------
directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of voting capital stock of that Person, by contract or otherwise).

          "Agreement" means this Agreement, including all attached Exhibits and
           ---------
Schedules, as the same may be amended, modified or supplemented from time to time.

          "Assets" has the meaning specified in Section 2.1.
           ------                               -----------

          "Assumed Liabilities" has the meaning specified in Section 4.1.
           -------------------                               -----------

          "Audited Final Balance Sheet" has the meaning specified in Section
           ---------------------------                               -------
3.2(a).
------

          "Balance Sheet Date" has the meaning specified in Section 5.1.4.
           ------------------                               -------------

          "Base Balance Sheet" means the unaudited combined statement of
           ------------------
financial condition and equity of the Divisions as of December 31, 2000 referred to in Section 5.1.4(c).
      ----------------

          "Baseline Reports" means those reports prepared for the properties
           ----------------
subject to the Warren Lease and the Des Moines Lease by Aware Environmental, Inc. regarding existing or historic environmental issues on or relating to such properties and delivered to Seller (and so identified as a "Baseline Report") within ten (10) days of Purchaser's receipt thereof.

          "Businesses" has the meaning specified in the Recitals.
           ----------

          "CB&I" has the meaning specified in the Introduction.
           ----

          "CB&I Disclosure Schedule" means the disclosure schedule delivered by
           ------------------------
CB&I to Seller concurrently with the execution and delivery of this Agreement.

          "CB&I Shares" means 2,848,172 shares of the common stock of CB&I, par
           -----------
value NLG .01 per share.

          "CB&I Sub" has the meaning specified in the Introduction.
           --------

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act, as amended, 42 U.S.C. (S) 9601 et seq.
                                                  -- ----

          "Cash Amount" has the meaning specified in Section 3.1(a).
           -----------                               --------------

          "Clive Plan" has the meaning specified in Section 7.1.4(j)(ii).
           ----------                               --------------------

          "Closing" has the meaning specified in Section 6.1.
           -------                               -----------

          "Closing Date" has the meaning specified in Section 6.1.
           ------------                               -----------

          "Code" means the Internal Revenue Code of 1986, as amended, reformed
           ----
or otherwise modified from time to time.

          "Collective Bargaining Agreement" has the meaning specified in Section
           -------------------------------                               -------
5.1.13.
------

          "Contracts" has the meaning specified in Section 2.1.4.
           ---------                               -------------

          "Covered Entities" means the Divisions and their predecessors and
           ----------------
subsidiaries.

          "Customer Notices" means those certain notifications, prepared by
           ----------------
Purchaser (as to which the form and content thereof has been approved by Seller), to be sent by Seller pursuant to Section 7.6(b) to (i) all obligors of Accounts Receivable transferred to, or to be collected by, Purchaser under this Agreement (other than those specifically excepted by Seller), (ii) all clients and customers of the Divisions (other than those specifically agreed to by the parties), and (iii) such other third parties as Purchaser may from time to time reasonably request.

          "Des Moines Lease" means that certain six-month lease agreement of
           ----------------
even date herewith relating to certain property located in Des Moines, Iowa between Seller, as lessor, and Purchaser, as lessee.

          "Direct Claim" has the meaning specified in Section 8.3(d).
           ------------                               --------------

          "Divisions" has the meaning specified in the Recitals.
           ---------

          "Effective Time" has the meaning specified in Section 9.10.
           --------------                               ------------

          "Employee" means any employee of Seller employed in the operations of
           --------
either of the Divisions or the Businesses, excluding employees on layoff, disability or otherwise carried on the employment roster of any of the Divisions or the Businesses but who are inactive.

          "Enron LNG Project" means that certain Puerto Rico LNG import terminal
           -----------------
project in Penuelas, Puerto Rico constructed by Seller's Engineered Construction Division for Enron Power I.

          "Environmental Laws" means all Laws (including but not limited to
           ------------------
common law) or requirements having the force and effect of Law relating to (a) emissions, discharges, spills, Releases or threatened Releases of Hazardous Substances, (b) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances, (c) the regulation of storage tanks or (d) otherwise relating to pollution, or the protection of human health and safety from exposure to Hazardous Substances, or the protection of the environment;

in each case including, but not limited to, CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. ("RCRA"), the Federal Water
                                               ----
Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Federal Air Pollution Control Act, 42 U.S.C. (S) 7401 et seq., the Toxic Substances Control Act, and their state counterparts and regulations. (In all cases, Environmental Laws shall mean such Laws as they may be amended from time to time; provided,
                                                               --------
however, that solely for purposes of determining the accuracy of Seller's
-------
representations and warranties in Section 5.1.15, Environmental Laws shall mean such Laws as in force as of the Closing Date.)

          "Environmental On-Site Liabilities and Costs" means all Losses,
           -------------------------------------------
whether direct or indirect, known or unknown, current or potential, past, present or future and any claims, actions or proceedings (excluding criminal):
(a) imposed by or instituted, under or pursuant to Environmental Laws, including all Losses related to any removal, remedial or response action or any Remedial Actions, and all fees, capital costs, disbursements and expenses of counsel, experts, contractors, personnel and consultants based on, arising out of or otherwise in respect of: (i) the operation of the Businesses at the Owned Real Property or the Leased Real Property, the Owned Real Property or the Leased Real Property; (ii) conditions existing on, under, around or above the Owned Real Property or the Leased Real Property; and (iii) expenditures necessary to cause the Owned Real Property or the Leased Real Property or any aspect of the Businesses on such properties to be in compliance with any and all requirements of Environmental Laws; and (b) in respect of bodily injury, death of a person, personal injury, property damage, damage to natural resources or punitive damages arising from or relating to Releases of Hazardous Substances on, from or relating to such Owned Real Property or Leased Real Property.

          "Environmental Off-Site Liabilities and Costs" means all Losses,
           --------------------------------------------
whether direct or indirect, known or unknown, current or potential, past, present or future (excluding criminal): (a) imposed by or instituted, under or pursuant to Environmental Laws, including all Losses related to Remedial Actions, and all fees, capital costs, disbursements and expenses of counsel, experts, contractors, personnel and consultants based on, arising out of or otherwise in respect of: (i) any site or facility to which Seller, through the operation of the Businesses at the Owned Real Property or the Leased Real Property, has sent, whether directly or through a third party, Hazardous Substances for storage, treatment, disposal, recycling, or other management;
(ii) conditions existing on, under, around or above any such site or facility; and (iii) expenditures necessary to cause any such site or facility to be in compliance with any and all requirements of Environmental Laws; and (b) in respect of bodily injury, death of a person, personal injury, property damage, damage to natural resources or punitive damages arising from or relating to Releases of Hazardous Substances on, from or relating to such site or facility.

          "Environmental Permits" means any Permit required under applicable
           ---------------------
Environmental Laws for the activities or operations of the Businesses conducted by the Divisions on any Owned Real Property or Leased Real Property as currently conducted.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA Related Person" has the meaning specified in Section 5.1.14(b).
           --------------------                               -----------------

          "Excess Shares" has the meaning specified in the Shareholder
           -------------
Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Excluded Accounts Receivable" has the meaning specified in Section
           ----------------------------                               -------
3.3.
---

          "Excluded Assets" has the meaning specified in Section 2.2.
           ---------------                               -----------

          "Excluded Employees" has the meaning specified in Section 7.1.l.
           ------------------                               -------------

          "Excluded Liabilities" has the meaning specified in Section 4.2.
           --------------------                               -----------

          "Final Closing Date Benefit Liabilities" has the meaning specified in
           --------------------------------------
Section 7.1.4(j).
----------------

          "Financial Statements" has the meaning specified in Section 5.1.4.
           --------------------                               -------------

          "Foreign Monopoly Laws" has the meaning specified in Section 5.1.3(b).
           ---------------------                               ----------------

          "Governmental Authority" means (a) any nation or government, any
           ----------------------
state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government, including any government agency, department, board, commission or instrumentality of the United States, any State of the United States, any foreign jurisdiction in which the Businesses have been conducted or any political subdivision thereof, and any governmental tribunal or arbitrator(s) of competent jurisdiction, or (b) any Person having the authority under any applicable Law to assess and collect Taxes for its own account.

          "Hazardous Substances" means (a) all substances, wastes, pollutants,
           --------------------
contaminants and materials ("Substances") regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state counterparts, as well as the statutes' implementing regulations thereunder: CERCLA; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq; the Atomic Energy
                                                     -- ---
Act, 42 U.S.C. Section 22011 et seq; and the Hazardous Materials Transportation
                             -- ---
Act, 42 U.S.C. Section 1801 et seq.; (b) all Substances with respect to which
                            -- ---
any state, local, territorial or federal Governmental Authority otherwise requires environmental investigation, monitoring, reporting or remediation; (c) petroleum and petroleum products, including crude oil and any fractions thereof;
(d) natural gas, synthetic gas and any mixtures thereof; and (e) radon, radioactive substances, asbestos, urea formaldehyde and polychlorinated biphenyls.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended from time to time.

          "Indebtedness" of any Person means, without duplication, (a) any
           ------------
liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments,
(iii) in respect of capital leases or (iv) in respect of interest rate protection agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof or (c) any liability of others of the type described in the preceding clauses (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a guaranty.

          "Indemnifiable Losses" has the meaning specified in Section 8.2(b).
           --------------------                               --------------

          "Indemnifiable Purchaser Losses" has the meaning specified in Section
           ------------------------------                               -------
8.2(a).
------

          "Indemnifiable Seller Losses" has the meaning specified in Section
           ---------------------------                               -------
8.2(b).
------

          "Indemnifying Party" has the meaning specified in Section 8.2(c).
           ------------------                               --------------

          "Indemnitee" has the meaning specified in Section 8.2(c).
           ----------                               --------------

          "Indemnity Payment" has the meaning specified in Section 8.2(c).
           -----------------                               --------------

          "Insurance Policies" means any type of insurance contract or policy
           ------------------
maintained on or before the Closing Date by the Seller for the benefit of the Covered Entities as well as any type of insurance maintained at any time on or before the Closing Date by the Covered Entities, including, but not limited to, commercial liability and/or general liability insurance, commercial automobile insurance, products and completed operations insurance, professional liability insurance, property insurance, crime and fiduciary insurance, excess liability insurance, boiler and machinery insurance, workers compensation insurance, pollution liability insurance, directors and officers insurance, or any other type of insurance coverage maintained as provided above by Seller and/or the Covered Entities.

          "Intellectual Property" has the meaning specified in Section 2.1.6.
           ---------------------                               -------------

          "International Plan" has the meaning specified in Section 5.1.14(d).
           ------------------                               -----------------

          "Inventories" has the meaning specified in Section 2.1.3.
           -----------                               -------------

          "Law" means, at any time, any domestic or foreign law, statute, code,
           ---
ordinance, order, rule, regulation, judgment, decree or injunction of any Governmental Authority in effect at that time.

          "Leased Real Property" has the meaning specified in Section 2.1.4.
           --------------------                               -------------

          "Letters of Credit" has the meaning specified in Section 7.10.
           -----------------                               ------------

          "License Agreement" means that certain Trademark License Agreement,
           -----------------
dated the Closing Date relating to the use of the PDM name, to be agreed upon between Seller and Purchaser.

          "Lien" means, with respect to any property or asset of any Person (or
           ----
any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof.

          "Losses" has the meaning specified in Section 8.2(a).
           ------                               --------------

          "Material Adverse Effect" means, with respect to the Divisions and the
           -----------------------
Businesses, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect on the business, operations, properties or assets, liabilities or condition (financial or otherwise) of the Divisions and the Businesses, taken as a whole, except for
(a) any event, change or effect resulting from general economic, financial or market conditions in the United States, (b) any event, change or effect resulting from conditions or circumstances generally affecting the industries in which either of the Businesses compete, including, but not limited to, actual changes in any applicable Law, or (c) changes that are not reasonably foreseeable as a consequence of, but which are demonstrably related to or resulting from, the taking of any action contemplated by this Agreement or the Related Agreements.

          "Material Adverse Effect on CB&I" means, when used with respect to
           -------------------------------
CB&I and/or its subsidiaries, a material adverse effect on the business, operations, property or assets, or financial condition of CB&I and its subsidiaries, taken as a whole, except for (a) any event, change or effect resulting from general economic, financial or market conditions in the United States, (b) any event, change or effect resulting from conditions or circumstances generally affecting the industries in which CB&I and its subsidiaries compete, including, but not limited to, actual changes in any applicable Law, or (c) changes that are not reasonably foreseeable as a consequence of, but which are demonstrably related to or resulting from, the taking of any action contemplated by this Agreement or the Related Agreements.

          "Material Contract" has the meaning specified in Section 5.1.12 when
           -----------------                               --------------
used with respect to Seller and the meaning specified in Section 5.2.11 when
                                                         --------------
used with respect to Purchaser.

          "Net Working Capital of the Divisions" means, as of the date of
           ------------------------------------
determination, the total consolidated current assets of the Divisions (but only to the extent constituting Assets) minus the total consolidated current
                                   -----
liabilities of the Divisions (but only to the extent constituting Assumed Liabilities), in each case as determined in accordance with U.S. generally accepted accounting principles applied on a basis consistent with the Financial Statements.

          "Nonassignable Contracts" has the meaning specified in Section 2.3.1.
           -----------------------                               -------------

          "Nonassignable Permits" has the meaning specified in Section 2.3.1.
           ---------------------                               -------------

          "Owned Real Property" has the meaning specified in Section 2.1.1.
           -------------------                               -------------

          "PDM Disclosure Schedule" has the meaning specified in Section 2.1.1.
           -----------------------                               -------------

          "Permits" means all permits, authorizations, approvals, franchises,
           -------
registrations, orders and other similar rights issued by any Governmental Authority.

          "Permitted Liens" means (i) mechanics', carriers', workmen's,
           ---------------
repairmen's or other like Liens arising or incurred in the ordinary course of business, (ii) Liens for taxes which are not due and payable or which are being contested in good faith, (iii) Liens arising pursuant to the terms of any operating leases, (iv) Liens incurred in the ordinary course of business in connection with deposit accounts or to secure the performance of bids, tenders, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, and (v) with respect to assets constituting real property, other imperfections of title or encumbrances, if any, which are not material in amount or do not materially impair the use of the property subject thereto in the applicable businesses as conducted as of the Closing Date.

          "Person" means any natural person, corporation, firm, joint venture,
           ------
partnership, limited liability company, association, enterprise, trust or other entity or organization, or any Governmental Authority.

          "Plan" means each "employee benefit plan", as such term is defined in
           ----
section 3(3) of ERISA, that provides welfare, retirement or deferred compensation benefits and each bonus, incentive compensation, deferred compensation, severance, change of control, retention, stock option or other equity based performance or other employee benefit plan, program, agreement or policy that provides benefits or compensation in respect of any employee (in the case of CB&I) or in respect of an Employee or former Employee (in the case of Seller).

          "Post-Closing Risk Allocation Agreement" means that certain Post-
           --------------------------------------
Closing Risk Allocation Agreement of even date herewith between Purchaser and Seller.

          "Provo Plan" has the meaning specified in Section 7.1.4(j)(iii).
           ----------                               ---------------------

          "Purchase Price" has the meaning specified in Section 3.1(a).
           --------------                               --------------

          "Purchaser" has the meaning specified in the Introduction.
           ---------

          "Purchaser Environmental Site Assessments" means the Phase I
           ----------------------------------------
Environmental Site Audit reports prepared by Aware Environmental, Inc. for CB&I as to the Owned Real Property and Leased Real Property.

          "Purchaser Indemnitees" has the meaning specified in Section 8.2(a).
           ---------------------                               --------------

          "Purchaser's Trust" has the meaning specified in Section 7.1.4(j).
           -----------------                               ----------------

          "Purchaser's Union 401(k) Plan" has the meaning specified in Section
           -----------------------------                               -------
7.1.4(h).
--------

          "Records" has the meaning specified in Section 7.3(a).
           -------                               --------------

          "Related Agreements" means the Shareholder Agreement, the Warren
           ------------------
Lease, the Des Moines Lease, the Woodlands Sublease, the License Agreement, the Post-Closing Risk Allocation Agreement and the Standby Funding Agreement.

          "Related Party" means any director, officer, 10% or more common
           -------------
stockholder, or "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) of Seller or any subsidiary of Seller.

          "Release" means anything defined as a "release" under CERCLA or RCRA.
           -------

          "Remedial Action" means any and all measures required pursuant to
           ---------------
applicable Environmental Laws to reduce the level of Hazardous Substances to levels which comply with applicable Remediation Standards.

          "Remediation Standards" means any attainment or risk-based standards
           ---------------------
applicable to a Remedial Action or the least stringent standards (without the use of institutional controls unless consent is obtained from the owner of the property, which consent shall not be unreasonably withheld) for performing a Remedial Action that are required pursuant to applicable Environmental Laws which govern in the jurisdiction where the property subject to Remedial Action is located.

          "Representatives" means, with respect to any Person, such Person's
           ---------------
officers, directors, employees, advisors, consultants, representatives, agents and Affiliates.

          "Retained Records" has the meaning specified in Section 7.3(a).
           ----------------                               --------------

          "SEC" means the U.S. Securities and Exchange Commission.
           ---

          "SEC Documents" has the meaning specified in Section 5.2.4.
           -------------                               -------------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Seller" has the meaning specified in the Introduction.
           ------

          "Seller Environmental Site Assessments" means those reports prepared
           -------------------------------------
in 1992 and 1993 with respect to Seller's properties located at Provo, Utah; Neville Island, PA; and Clive, Iowa.

          "Seller Indemnitees" has the meaning specified in Section 8.2(b).
           ------------------                               --------------

          "Seller's ESOP" has the meaning specified in Section 7.1.4(d).
           -------------                               ----------------

          "Seller's Hourly 401(k) Plan" has the meaning specified in Section
           ---------------------------                               -------
7.1.4(b).
--------

          "Seller's Salaried 401(k) Plan" has the meaning specified in Section
           -----------------------------                               -------
7.1.4(a).
--------

          "Seller's Third Party Claims" has the meaning specified in Section
           ---------------------------                               -------
8.3.

          "Severance Plans" has the meaning specified in Section 4.1(e).
           ---------------                               --------------

          "Shareholder Agreement" means that certain Shareholder Agreement of
           ---------------------
even date herewith between CB&I, Seller and certain CB&I shareholders.

          "Significant Subsidiary" means HyCon, Inc. and Construcciones PDM
           ----------------------
Venezuela.

          "Standby Funding Agreement" means that certain Standby Funding
           -------------------------
Agreement of even date herewith among Seller, CB&I and Farinvest, Ltd.

          "Stock Amount" has the meaning specified in Section 3.1(a).
           ------------                               --------------

          "Tampa Sea-3 Project" means that certain terminal project at the Port
           -------------------
of Tampa, Florida constructed by Seller's Engineered Construction Division for Sea-3 of Florida, Inc.

          "Tangible Personal Property" has the meaning specified in Section
           --------------------------                               -------
2.1.2.
-----

          "Target Adjusted Net Working Capital of the Divisions" has the meaning
           ----------------------------------------------------
specified in Section 3.2(a).
             --------------

          "Tax" or "Taxes" means any or all federal, state, county, local,
           ---      -----
foreign and other taxes, governmental assessments, levies, charges, fees and duties of any kind whatsoever, including use taxes, gross receipts taxes, sales taxes, value-added taxes, income, capital gains, profits, franchise, capital, goods and services taxes, occupation taxes, real property taxes, transfer taxes, excise taxes, personal property taxes, ad valorem taxes, payroll related taxes, employment taxes, social security taxes, license fees, import and export duties, and any estimated withholding, or minimum taxes with respect thereto, together with any related penalties, fines, additions to tax or interest.

          "Third Party Claim" has the meaning specified in Section 8.3.
           -----------------                               -----------

          "Transfer" has the meaning specified in Section 2.1.
           --------                               -----------

          "Transfer Documents" has the meaning specified in Section 6.2.2.
           ------------------                               -------------

          "Transferred Employees" has the meaning specified in Section 7.1.1.
           ---------------------                               -------------

          "Transferred Intellectual Property" has the meaning specified in
           ---------------------------------
Section 2.1.6.
-------------

          "Union Pension Plan" has the meaning specified in Section 7.1.4(j).
           ------------------                               ----------------

          "Warren Lease" means that certain two-year lease agreement of even
           ------------
date herewith relating to certain real property located in Warren, Pennsylvania between Seller, as lessor, and Purchaser, as lessee.

          "Warren Plan" has the meaning specified in Section 7.1.4(j)(i).
           -----------                               -------------------

          "Woodlands Landlord" means Woodlands Office Equities - '95 Limited, a
           ------------------
Texas limited partnership.

          "Woodlands Lease" means that certain Lease Agreement between the
           ---------------
Woodlands Landlord, as lessor, and Seller, as lessee, dated June 13, 1996, as amended by Expansion, Modification and Ratification of Lease dated May 7, 1998, Expansion, Modification and Ratification of Lease dated October 14, 1998, Assignment of Lease Agreement, Modification and Consent executed by the Woodlands Landlord, Seller and Araxas Energy Corp., an Oklahoma corporation, dated November 1, 1999, and Modification and Ratification of Lease dated December 20, 2000, pursuant to which the Woodlands Landlord has leased to Seller 32,357 square feet of net rentable space on the third and fourth floor of the building located at 10200 Grogan's Mill Road, The Woodlands, Texas.

          "Woodlands Sublease" means that certain Sublease Agreement of even
           ------------------
date herewith between Seller, as sublessor, and Purchaser, as sublessee, relating to the Woodlands Lease premises.

          1.2. Certain Interpretive Matters.  Unless the context otherwise
               ----------------------------
requires, (a) all references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits or Schedules of or to this Agreement, (b) the term "or" is disjunctive but not necessarily exclusive, (c) words in the singular include the plural and vice versa and (d) the term "including" means "including, without limitation".

          1.3.    Knowledge.  Except as provided in the immediately following
                  ---------
sentence, where any statement is qualified by the expression "to the Seller's knowledge" or by a similar expression, that statement shall be deemed to be the actual personal knowledge of Wm. W. McKee, R.A. Byers, Luke Scorsone, Michael Braden, Tim Novak, Paul Brown, Rick Gisler or Carlos Gutierrez. The statements in Section 5.1.15 qualified by the expression "to Seller's knowledge" shall be
   --------------
deemed to be the actual personal knowledge, without due inquiry, of Wm. W. McKee, R. A. Byers, Luke Scorsone, Michael Braden, Tim Novak, Paul Brown, Rick Gisler, Tom Langston, Mark Wadle or Carlos Gutierrez. Where any statement is qualified by the expression "to the Purchaser's knowledge" or by a similar expression, that statement shall be deemed to be the actual personal knowledge of Gerald M. Glenn, Richard E. Goodrich, Timothy J. Wiggins or Robert H. Wolfe. The statements in Section 5.1.15 qualified by the expression "within the
                  --------------
knowledge of Purchaser" shall be deemed to be the actual personal knowledge, without due inquiry, of Gerald M. Glenn, Richard E. Goodrich, Timothy J. Wiggins, Robert H. Wolfe or R. Scott Russell.

                                  ARTICLE II
                          PURCHASE AND SALE OF ASSETS

          2.1.    Purchase and Sale of Assets.  On the terms and subject to the
                  ---------------------------
conditions hereof, at the Closing, Seller will sell, transfer, convey, assign and deliver ("Transfer") to Purchaser and Purchaser will purchase and acquire
              --------
from Seller, all of Seller's right, title and interest in and to the properties and assets used by the Divisions in the conduct of the Businesses (collectively, and in each case exclusive of any Excluded Assets, the "Assets"), free and clear
                                                        ------
of all Liens except Permitted Liens, including the following Assets:

                  2.1.1.  Owned Real Property. The real property described in
                          -------------------
Section 2.1.1 of the disclosure schedule delivered by Seller to Purchaser concurrently with the execution and delivery of this Agreement (the "PDM
                                                                     ---
Disclosure Schedule"), together with all of the structures, fixtures and
-------------------
improvements located on such real property (the "Owned Real Property").
                                                 -------------------

                  2.1.2.  Tangible Personal Property.  All design, fabrication,
                          --------------------------
manufacturing, construction, erection, maintenance, research and development, testing and other machinery and equipment, vehicles, tools, dies, molds, furniture, fixtures, office equipment, field equipment (including a 120 by 240 foot unassembled toolhouse building of Seller located at Fresno, CA), supplies and other tangible personal property (together with all spare and maintenance parts, operating manuals, equipment specifications and diagrams) used by the Divisions in the conduct of the Businesses (including (i) all machinery, equipment, trade fixtures, furniture and other tangible personal property at Seller's Warren, PA plant and Des Moines, IA toolhouse and (ii) all Computer Numerically Controlled equipment and computer equipment) (collectively, the "Tangible Personal Property").
 --------------------------

                  2.1.3.  Inventories and Stores and Supplies. All raw
                          -----------------------------------
materials, components, work-in-process, finished products, packaging and shipping materials and supplies and other inventories (on-site, off-site and consigned) owned by Seller and used by the Divisions in the conduct of the Businesses (collectively, the "Inventories").
 -----------

          2.1.4. Contract Rights. Subject to Section 2.3, all leases (including
                 ---------------             -----------
the real property leases described in Section 2.1.4 of the PDM Disclosure Schedule relating to certain office, toolhouse and other properties leased by Seller or its Affiliates and used by the Divisions in the conduct of the Businesses, the "Leased Real Property"), customer contracts, supply
                 --------------------
agreements and procurement contracts (including raw materials, utilities, maintenance supplies and services, and capital equipment), consulting agreements, alliance and partnering agreements, agency, representative and distribution agreements, licenses, purchase and sales orders, backlog, commitments and other agreements and proposals and other contractual rights, commitments or obligations of Seller with respect to the Divisions, including those listed or described on Section 5.1.12 of the PDM Disclosure Schedule, but excluding those listed or described in Section 2.2.3 (collectively, the
                                       -------------
"Contracts").
----------

          2.1.5. Accounts Receivable.  All accounts, notes, lease receivables
                 -------------------
and other receivables of Seller with respect to the Divisions and all rights of Seller with respect to the Divisions to bill and receive payment for services performed and/or facilities or products provided or delivered but unbilled or unpaid as of the Closing, other than receivables specified in Section 2.2.2.
                                                              -------------

          2.1.6. Intellectual Property. All United States and foreign patents
                 ---------------------
and applications therefor, copyrights and registrations therefor, trademarks and registrations and applications therefor, service marks and registrations and applications therefor and trade names and registrations and applications therefor, all computer software, all product registrations and licenses, and all translations, adaptations, derivations and combinations of the foregoing, including those listed or described in Section 5.1.10 of the PDM Disclosure Schedule; any and all data, know-how, trade secrets, proprietary processes and formulae, designs, drawings and inventions (including all registrations, licenses and similar agreements and research, analysis and supporting documentation in respect of the foregoing), unregistered trademarks, service marks, tradenames and trade dress of Seller used by the Divisions in the conduct of the Businesses; and all income, royalties, damages and payments which accrue as of the Closing or thereafter with respect to any of the things listed in this
Section 2.1.6, including damages and payments for past, present or future
-------------
infringements or misappropriation thereof, the right to sue and recover for past infringements or misappropriation thereof and any and all corresponding rights that now or hereafter may be secured anywhere in the world; and all goodwill associated with any of the foregoing items in this Section 2.1.6 (collectively, "Intellectual Property"). For purposes of this Agreement, items of Intellectual
 ---------------------
Property included in the Assets are referred to collectively as the "Transferred
                                                                     -----------
Intellectual Property".
---------------------

          2.1.7. Permits.  Subject to Section 2.3, all Permits used by, and
                 -------              -----------
pending Permits (to the extent assignable and transferable) to be used by, the Divisions in the conduct of the Businesses.

          2.1.8.  Prepaid Expenses, Advances and Deposits. All prepaid expenses
                  ---------------------------------------
of the Divisions, advances to third parties (other than any Related Party), deposits with third parties by the Divisions (other than any Related Party), deposits by third parties with the Divisions (other than any Related Party) and credits from third parties (other than any Related Party) available to the Divisions.

          2.1.9.  Records.  Records other than Retained Records.
                  -------

          2.1.10. Claims and Insurance Proceeds.  All insurance, warranty and
                  -----------------------------
condemnation proceeds received after the Closing Date and all indemnity claims, judgments, rights of recovery, rights of set-off and recoupment and causes of action of the Seller or the Businesses against third parties with respect to damage, non-conformance of or loss to the Assets occurring on or prior to the Closing Date, and all rights to proceeds under insurance policies in respect of any such damage or loss, in each case net of any amounts with respect thereto that are reflected as a liability on the Audited Final Balance Sheet.

          2.1.11. Lists, Sales Materials and Software.  All of the following
                  -----------------------------------
items of Seller used by the Divisions in the conduct of the Businesses: (a) customer and contact lists, including names, addresses and telephone numbers,
(b) sales, product and promotional data, brochures, forms, mailing lists and advertising materials, (c) vendor lists, including names, addresses and the names of their Representatives, (d) project designs and specifications and plans and drawings related thereto, and (e) computer software (including Computer Aided Design software).

          2.1.12. Cash. Cash on hand held by Seller as of the Effective Time in
                  ----
its own bank accounts with respect to the Divisions (which cash or bank accounts will be transferred to Purchaser), other than such cash as is specified in
Section 2.2.1.
-------------

          2.1.13. Significant Subsidiaries.  Seller's interest in the capital
                  ------------------------
stock or ownership interests of the Significant Subsidiaries.

          2.1.14. Certain Plan Assets. Those assets of the Union Pension Plans
                  -------------------
described in Section 7.1.4.
             -------------

          2.1.15. Strategic Plans.  All marketing studies, strategic plans and
                  ---------------
similar analyses and compilations of data prepared by Seller primarily relating to the Businesses.

     2.2. Excluded Assets. Notwithstanding the foregoing, the Assets shall not
          ---------------
include the following items, which shall be retained by Seller (the "Excluded
                                                                     --------
Assets"):
------

          2.2.1.  Cash. (a) Cash received after December 31, 2000 with respect
                  ----
to the Divisions and relating to the accounts and notes receivable which are listed or described in Schedule 2.2.2 of the PDM Disclosure Schedule, and (b) cash in certain foreign bank accounts not exceeding $1,054,270 in aggregate amount.

          2.2.2.  Certain Receivables.  (a) All accounts and notes receivable
                  -------------------
with respect to the Divisions which are listed or described in Section 2.2.2 of the PDM Disclosure Schedule, (b) all accounts and notes receivable in which a Related Party is a debtor; (c) all receivables relating to the Enron LNG Project and the Tampa Sea-3 Project; and (d) the Argentina value added tax receivable in the approximate amount of $1,200,000.

          2.2.3.  Certain Contracts.  (a) All contracts with a Related Party;
                  -----------------
(b) the construction contracts of Seller's Engineered Construction Division relating to (i) the Enron LNG Project, (ii) the Tampa Sea-3 Project and (iii) subject to Section 2.3.2(b) below, the Contracts listed in subsection (a) of
           ----------------
Section 5.1.12 of the PDM Disclosure Schedule other than those Contracts listed or described in Schedule 2.2.3 (such Contracts listed in Schedule 2.2.3 to be
                --------------                           --------------
included in the Assets); and (c) the Mo Reimers Consulting Agreement.

          2.2.4.  Nonassignable Contracts and Nonassignable Permits.  Without
                  -------------------------------------------------
limiting the effect of Section 2.3, (a) any Nonassignable Contract or
                       -----------
Nonassignable Permit for which, but only so long as, the required consent, approval, novation or waiver of a third Person necessary for the Transfer thereof has not been obtained, (b) any nontransferable qualification or license to do business in any jurisdiction (domestic or foreign), and (c) any other asset not material to the Businesses, the benefits of which will not be and cannot be made available to Purchaser after the Closing as a result of the Transfer of the Assets.

          2.2.5.  Employee Plans.  All the rights of Seller in, and all assets
                  --------------
of, the Plans other than to the extent rights or assets of any Union Pension Plan are specifically transferred to Purchaser pursuant to Section 7.1.4.
                                                           -------------

          2.2.6.  Retained Records and Information Resources.  All Retained
                  ------------------------------------------
Records and all rights and interests of the Seller in any computer software license or related service agreements not used primarily in the Businesses.

          2.2.7.  Other Assets.  Any asset, property, interest in property or
                  -------------
right (a) listed or described on Schedule 2.27, or (b) owned by the Seller and
                                 -------------
used or generated in connection with Seller's non-Divisional corporate staff function with respect to the Businesses (including its shared facilities services) and not used, generated or held primarily in connection with the Businesses.

          2.2.8.  PDM Name. Subject to the terms of the License Agreement, the
                  --------
names "Pitt-Des Moines" or "PDM", or any variation materially derived therefrom.

     2.3. Nonassignable Contracts and Nonassignable Permits.
          -------------------------------------------------

          2.3.1.  Nonassignability.  Nothing in this Agreement will constitute
                  ----------------
a Transfer or an attempted Transfer of any Contract, Permit or Environmental Permit which is not capable of being Transferred without the consent, approval, novation or waiver of a third party (including a Governmental Authority), or any Contract, Permit or Environmental Permit the

Transfer or attempted Transfer of which would constitute a breach of such Contract, Permit or Environmental Permit or a violation of any applicable Law (collectively, the "Nonassignable Contracts" and the "Nonassignable Permits,"
                    -----------------------           ---------------------
respectively).


          2.3.2.  Seller To Use Commercially Reasonable Efforts.  (a) Not-
                  ---------------------------------------------
withstanding anything contained in this Agreement to the contrary, Seller will not be obligated to Transfer to Purchaser any of its rights and obligations in and to any Nonassignable Contract or Nonassignable Permit without first having obtained all consents, approvals, novations and waivers necessary for such Transfer. For a period of six (6) months after the Closing Date, each of Seller and Purchaser will, and will cause its respective Affiliates to, use commercially reasonable efforts and cooperate with each other in obtaining all consents, approvals, novations and waivers necessary to Transfer to Purchaser all Nonassignable Contracts and Nonassignable Permits; provided, however, that,
                                                       --------  -------
in each such case, neither Purchaser nor Seller will be obligated to commence any litigation or offer or grant any accommodation (financial or otherwise) to any Person or incur any other obligation or liability therefor, and Purchaser and Seller shall each bear their own costs and expenses in connection therewith.

          (b)     Notwithstanding Section 2.2.3(b)(iii) above, Seller shall,
                                  ---------------------
upon written request of Purchaser from time to time during the six-month period subsequent to the Closing Date, sell, transfer and assign, by written instrument reasonably satisfactory to Purchaser, all of Seller's right, title and interest in any or all (as requested by Purchaser) of the Contracts listed in subsection
(a) of Section 5.1.12 of the PDM Disclosure Schedule and otherwise cooperate with Purchaser to enable Purchaser to achieve the benefits of such specified Contracts. Seller agrees not to terminate (or fail to take action necessary to prevent termination) of any such Contracts prior to the expiration of such six-month period.

          2.3.3.  If Waivers or Consents are Not Obtained. To the extent that a
                  ---------------------------------------
consent, approval, novation or waiver referred to in Section 2.3.2 with respect
                                                     -------------
to a Nonassignable Contract or Nonassignable Permit is not obtained on or prior to the Closing Date, Seller will, at Purchaser's reasonable request and direction, in any reasonable and lawful arrangement (including entering into a subcontract with Purchaser), seek to provide Purchaser the benefits and risks of such Nonassignable Contract or Nonassignable Permit to the extent relating to the Businesses for the period commencing with the Closing Date and continuing until the earlier of (i) the expiration of the original term of the applicable Nonassignable Contract or Nonassignable Permit, (ii) Seller's receipt of written notice from Purchaser that Purchaser has obtained an adequate replacement for such Nonassignable Contract or Nonassignable Permit or (iii) the assignment to Purchaser of the applicable Nonassignable Contract or Nonassignable Permit. Purchaser shall indemnify, defend and hold harmless Seller and any Seller Indemnitee from any and all Indemnifiable Losses (including any increase in the liability of Seller or any Affiliate thereof in respect of Taxes) arising out of such requested cooperation and arrangements; provided that, to the extent the
                                             --------
parties are successful in providing such remaining benefits, if any, of such Nonassignable Contract or Nonassignable Permit to Purchaser, Purchaser will pay, honor, perform and discharge when due the corresponding liabilities, obligations and commitments of Seller arising thereunder; and, provided further that, to the
                                               -------- -------
extent the parties are not successful in so providing such remaining benefits, if any, of any Nonassignable Contract or Nonassignable Permit to Purchaser, Purchaser will have no obligation to pay, honor, perform and discharge when due the corresponding liabilities, obligations and commitments of Seller arising thereunder, which shall be treated as Excluded Liabilities.

                                  ARTICLE III
                                PURCHASE PRICE
                                --------------

          3.1. Purchase Price.  (a)  On the terms and subject to the conditions
               --------------
hereof, in consideration of the Transfer of the Assets and the other undertakings of Seller, at the Closing, Purchaser shall (i) pay to Seller cash in the amount of Forty Million Dollars ($40,000,000.00) (the "Cash Amount"),
                                                              -----------
(ii) issue the CB&I Shares to Seller as registered shares (by making an entry in the U.S. part of the CB&I shareholders registry) and deliver to Seller legended certificates issued for the CB&I Shares (the "Stock Amount"), subject to
                                              ------------
adjustment as provided in Section 3.2, and (iii) assume the Assumed Liabilities.
                          -----------
The Cash Amount and the Stock Amount (subject to adjustment as provided in
Section 3.2) shall constitute the purchase price of the Assets (the "Purchase
-----------                                                          --------
Price").  For purposes of determining any adjustment provided in Section 3.2 and
-----                                                            -----------
for purposes of determining the issue price, the CB&I Shares shall be deemed to have a value equal to $17.15 per share.

               (b) At the Closing, Purchaser shall deliver to Seller immediately available funds equal to the Cash Amount by bank wire transfer to Seller's account, which account shall be designated by Seller to Purchaser not later than the close of business two (2) business days immediately preceding the Closing Date.

          3.2. Purchase Price Adjustment.  (a)  As soon as practicable, and in
               -------------------------
no event later than 30 days after the Closing Date, Seller shall have prepared and delivered to Purchaser (i) audited combined statements of financial condition of the Divisions as of December 31, 2000 (the "Audited Final Balance
                                                         ---------------------
Sheet") and December 31, 1999, and the related audited combined statements of
-----
income, equity and cash flows for the years then ended, prepared in accordance with United States generally accepted accounting principles on a basis consistent with the Financial Statements, together with a report thereon by Ernst & Young, LLP, and (ii) a calculation of the Net Working Capital of the Divisions as of December 31, 2000 derived therefrom, but appropriately adjusted to exclude from such calculation Excluded Assets and Excluded Liabilities (the "Adjusted Net Working Capital of the Divisions"). Within five (5) business days
----------------------------------------------
thereafter:

                    (1) if the Adjusted Net Working Capital of the Divisions as so calculated is greater than $41,400,000 (the "Target Adjusted Net Working
                                                ---------------------------
Capital of the Divisions"), the Cash Amount shall be increased by the difference
------------------------
between such Adjusted Net

Working Capital of the Divisions and the Target Adjusted Net Working Capital of the Divisions, and Purchaser shall pay Seller cash in an amount equal to such difference; or

               (2) if the Adjusted Net Working Capital of the Divisions as so calculated is less than the Target Adjusted Net Working Capital of the Divisions, the Stock Amount (in the form of Excess Shares valued at $17.15 per Share) shall be reduced by the difference between the Target Adjusted Net Working Capital of the Divisions and such Adjusted Net Working Capital of the Divisions, and Seller shall by deed transfer to CB&I for no consideration ("om
                                                                            --
niet") such Excess Shares having an aggregate value equal to such difference,
----
and Seller shall surrender to CB&I the legended certificates issued for such Excess Shares (and the transfer shall be entered in the U.S. part of the CB&I shareholders register).

          (b) Each party will provide the other party and its accountants reasonable access to the books, records, workpapers, facilities and employees of the Divisions and to the workpapers of their respective accountants in connection with the preparation and review of the Audited Final Balance Sheet.

          3.3. Collection of Receivables Constituting Excluded Assets.  The
               ------------------------------------------------------
parties acknowledge that Seller has facilitated the consummation of the transactions contemplated by this Agreement by agreeing to retain as Excluded Assets certain accounts receivable (including certain unbilled retainage) as set forth in Section 2.2.2 of the PDM Disclosure Schedule (collectively, "Excluded
                                                                      --------
Accounts Receivable").  Following the Closing Date, Purchaser agrees (a) to use
-------------------
its prompt commercially reasonable best efforts (i) to perform (at Purchaser's sole cost and expense) all work as and when necessary and required under each contract to which such Excluded Accounts Receivable relate in order to enable Seller to collect the Excluded Accounts Receivable in full on a timely basis and
(ii) acting as agent on behalf of Seller, to collect (without being obligated to resort to suit or third party or other extraordinary collection efforts) all Excluded Account Receivables, and (b) to remit to Seller all checks, money and other cash proceeds received by Seller with respect to each such Excluded Account Receivable within five (5) days of the receipt by Seller of the same. Purchaser shall cooperate with Seller in all reasonable respects in the collection of the Excluded Accounts Receivable, including but not limited to, making available to Seller records and employees of Purchaser. Notwithstanding any other provision of this Agreement to the contrary, Purchaser acknowledges and agrees the Excluded Accounts Receivable constitute the sole and exclusive property of Seller; provided, however, that Purchaser shall have a right to
                    --------  -------
setoff against any amount payable pursuant to this Section 3.3 the amount of any
                                                   -----------
sum payable to Purchaser by Seller hereunder or otherwise in regard to any liquidated amount (i.e., any amount which Seller has agreed is owed) or any
                   ----
amount determined to be payable by a court, Governmental Authority or arbitrator.

                                   ARTICLE IV
                           ASSUMPTION OF LIABILITIES
                           -------------------------

          4.1. Assumed Liabilities.  On the terms and subject to the conditions
               -------------------
hereof, at the Closing, Purchaser shall assume, and thereafter pay, fully satisfy, perform and discharge, when due, in accordance with their respective terms, all liabilities and obligations of Seller relating to the Businesses, including, but not limited to, those set forth below, other than any Excluded Liabilities (such liabilities and obligations being referred to collectively herein as the "Assumed Liabilities"):
               -------------------

               (a) All liabilities and obligations reflected on the Base Balance Sheet, and all liabilities and obligations of the Seller, to the extent related to the Divisions, incurred in the ordinary course of business between the Balance Sheet Date and the Closing;

               (b) All liabilities and obligations arising under or related to all Contracts;

               (c) All liabilities and obligations with respect to any warranty or similar liabilities relating to facilities, products and services which were provided prior to the Closing;

               (d) Liabilities and obligations relating to Transferred Employees and the Union Pension Plans to the extent set forth in Section 7.1;
                                                       -----------

               (e) All liabilities and obligations relating to Seller's regular and special severance plans pertaining to the Divisions, but only to the extent described on Schedule 4.1(e) (the "Severance Plans");
             ---------------       ---------------

               (f) All liabilities and obligations to or in respect of any Employee which relate to any and all claims for workers' compensation benefits except for any such claims which (i) are listed on Section 4.2(f) of the PDM Disclosure Schedule, (ii) have been reported to Seller prior to the Closing Date or (iii) are the result of any injury or accident occurring prior to the Closing Date; and

               (g) All liabilities (including, but not limited to, Losses and administrative or civil fines, penalties or assessments) and obligations (excluding any such liabilities and obligations relating to the Warren and DesMoines properties, unless specifically set forth in the Warren Lease or the DesMoines Lease) relating to or concerning (i) any Environmental On-Site Liabilities and Costs; (ii) any Environmental Off-Site Liabilities and Costs;
(iii) the inability to transfer, prior to the Closing Date, from the Seller to the Purchaser any Environmental Permit required for the operation of the Businesses; (iv) the Purchaser's operation of the Businesses or use, ownership, occupation or operation of the Assets under any Environmental Permit (including any Nonassignable Permit) issued to Seller which, as of the

Closing Date, is not transferred to Purchaser; (v) any matter, circumstance, set of facts or any actual or alleged violation of Environmental Laws described or set forth in Section 5.1.15 of the PDM Disclosure Schedule; and (vi) any matter, circumstance, set of facts or any actual or alleged violation of Environmental Laws described or set forth in any Purchaser Environmental Site Assessment and any Seller Environmental Site Assessment; and

          (h)    Any liability or obligation relating to deductibles (other than
(i) deductibles and self-insurance retentions relating to workers compensation insurance and (ii) deductibles relating to any accident or loss known to Seller at or prior to the Closing Date) or self-insured retentions or retroactive premium adjustments (to the extent such adjustments relate to risks relating to the Businesses) with respect to liabilities covered under the Insurance Policies pursuant to Section 8.4.
            -----------

     4.2. Excluded Liabilities. Notwithstanding the provisions of Section 4.1,
          --------------------                                    -----------
Purchaser shall not assume any of the following liabilities and obligations of the Seller or of the Businesses (the "Excluded Liabilities"):
                                      --------------------

          (a) Any liability or obligation relating to Indebtedness of Seller or of any Affiliate of Seller, and any account payable in which the creditor is a Related Party;

          (b) Without limiting the effect of Section 2.3, any liability or
                                             -----------
obligation relating to any Excluded Asset (including, but not limited to, any liabilities, warranties or performance obligations relating to the Contracts referred to in Section 2.2.3), and any liability or obligation of Seller to the
               -------------
extent, and only to the extent, not related to the Assets or the Businesses;

          (c) Any liability relating to the Businesses to the extent, and only to the extent, of the coverage available under the Insurance Policies for losses occurring prior to the Closing Date (as further provided in Section 8.4),
                                                            -----------
including as an Excluded Liability (i) any deductible or self-insurance retention relating to workers compensation insurance and (ii) any deductible relating to any accident or loss known to Seller at or prior to the Closing Date;

          (d) Any liability or obligation with respect to Nonassignable Contracts and Nonassignable Permits to the extent such liability or obligation is deemed an Excluded Liability pursuant to Section 2.3.3;
                                            -------------

          (e) (i) Any liability or obligation relating to Plans except those liabilities assumed pursuant to Section 7.1.4, (ii) any liability or obligation
                                -------------
that arises from the failure, on or prior to the Closing Date, of (A) any Union Pension Plan being assumed by Purchaser pursuant to Section 7.1.4(j) to be
                                                    ----------------
qualified under Section 401(a) of the Code, or (B) any trust forming a part thereof to have received a favorable determination letter from the Internal Revenue Service as to its qualification under the Code and to the effect that the trust is exempt from taxation under section 501(a) of the Code, and (iii) any withdrawal or other liability relating to Seller's participation in any "multiemployer pension plan" as defined in Section 3(37) of ERISA;

          (f) All liabilities and obligations to or in respect of any Employee which relate to any and all claims for workers' compensation benefits which (i) are listed on Section 4.2(f) of the PDM Disclosure Schedule, (ii) have been reported to Seller prior to the Closing Date or (iii) are the result of any injury or accident occurring prior to the Closing Date;

          (g) Any liability for Taxes, other than those liabilities properly accrued on the Audited Final Balance Sheet, of Seller or any of its Affiliates or attributable to the ownership of the Assets or the operations of the Businesses for all taxable periods (or portions thereof) ending on or before the Effective Time, including, without limitation, potential liability relating to the application of Venezuela income tax credits;

          (h) Any liabilities or obligations relating to Seller's properties located at Des Moines, Iowa or Warren, Pennsylvania except to the extent expressly assumed by Purchaser pursuant to the DesMoines Lease or the Warren Lease; and

          (i) Any liabilities (including, but not limited to, Losses and administrative, civil or criminal fines, penalties or assessments) or obligations relating to or concerning (i) any alleged or actual violation of Environmental Laws, or any Release or threatened Release of Hazardous Substances at any property formerly owned, used, occupied or leased by Seller, or (ii) any site or facility to which the Seller has or the Divisions have transported or arranged for the transportation, whether directly or indirectly by a third party, of Hazardous Substances for storage, treatment, disposal or other management to the extent such Hazardous Substances were generated by Seller at any property formerly owned, used, occupied or leased by Seller.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

    5.1.  Representations and Warranties of Seller.  Seller represents and
          ----------------------------------------
warrants to Purchaser as follows:

          5.1.1.  Corporate Organization; Good Standing.  (a) Each Significant
                  -------------------------------------
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease or otherwise hold its properties and to carry on that part of the Businesses conducted by it. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect. Seller has caused true, complete and correct copies of the charter documents, each as in effect on the date hereof, and the minute books and similar corporate records of each Significant Subsidiary to be delivered or otherwise made available to Purchaser.

          (b) Section 5.1.1 of the PDM Disclosure Schedule sets forth for each Significant Subsidiary its jurisdiction of organization, capitalization and percentage of outstanding capital stock owned by Seller or another subsidiary of Seller. Except as set forth in Section 5.1.1 of the PDM Disclosure Schedule, Seller directly or indirectly owns all of the outstanding capital stock of each Significant Subsidiary free and clear of any Lien, claim, option, right of first refusal, agreement limitation or restriction of any kind; Seller has full voting power over such capital stock subject to no proxy, shareholders agreement or voting trust. Upon consummation of the transactions contemplated by this Agreement, Seller will transfer to Purchaser good title to all outstanding capital stock of each Significant Subsidiary free and clear of any Lien.

   5.1.2. Authorization and Effect of Agreement. (a) The Seller has all
          -------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and the Related Agreements and the performance by Seller of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of Seller.

          (b) This Agreement and each of the Related Agreements has been duly and validly executed and delivered by Seller and each constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforceability is limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (including the exercise of judicial discretion in accordance with such principles).

   5.1.3. No Conflicts.  (a)  The execution and delivery of this Agreement and
          -------------
the Related Agreements by Seller does not, and the performance by Seller of its obligations hereunder and thereunder will not, conflict with, result in a violation of, or constitute a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon the Businesses or any of the Assets under, any provision of (i) Seller's Amended Articles of Incorporation or Bylaws, (ii) any indenture, credit agreement, mortgage or Material Contract of Seller, (iii) any Permit of Seller or (iv) any order, writ, judgment, injunction, decree or Law applicable to Seller or any of its properties, except in any such case for any such conflicts, violations, defaults, rights of termination, cancellation or acceleration or Liens (A) that are listed or described in Section 5.1.3 of the PDM Disclosure Schedule or that could not reasonably be expected to result in a Material Adverse Effect, or (B) as to which necessary consents, approvals, orders or authorizations of, or registrations declarations or filings with, Governmental Authorities or other Persons have been obtained or made prior to the date hereof.

          (b) Except as listed or described in Section 5.1.3 of the PDM Disclosure Schedule, no material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance of this Agreement or any Related Agreement, except for (i) the filing of a premerger notification report by Seller under the HSR Act, (ii) consents, approvals, orders, authorizations, registrations, declarations and filings under any applicable foreign laws intended to prohibit, restrict or regulate actions having the purposes or effect of monopolization or restraint of trade ("Foreign Monopoly Laws"), (iii) filings
                                          ---------------------
and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the consummation of the transactions contemplated hereby, which necessary consents, approvals, orders, authorizations, registrations, declarations and filings referred to in (i), (ii) and (iii) above have been obtained or made prior to the date hereof or (iv) consents, approvals, novations or waivers with respect to Nonassignable Contracts and Nonassignable Permits.

          (c) Except as provided to Purchaser under this Agreement, no Person has any option, right of first refusal, right of first offer or similar right to purchase or otherwise acquire the Businesses or any substantial portion of the Assets and neither the Seller nor any of its Affiliates has entered into any letter of intent, commitment or agreement with any other Person regarding any such purchase or acquisition.

   5.1.4. Financial Statements. Seller has previously furnished to Purchaser
          --------------------
"Liquid & Cryogenic and Water Storage Combined Financial Statements" containing
(a) audited combined statements of financial condition of the Divisions as of December 31, 1999 and 1998, and the related audited combined statements of income, equity and cash flows for each of the three years in the period ended December 31, 1999, together with a report thereon by Ernst & Young LLP, (b) unaudited combined statements of financial condition and equity of the Divisions as of September 30, 2000, and related unaudited combined statements of income and cash flows for the nine-month periods ended September 30, 2000 and 1999, and
(c) unaudited combined statements of financial condition and equity of the Divisions as of December 31, 2000 (the "Balance Sheet Date"), and related
                                        ------------------
unaudited combined income statement for the year ended December 31, 2000 (such financial statements referred to in (a), (b) and (c) above are collectively referred to herein as the "Financial Statements"). The Financial Statements (i)
                           --------------------
have been prepared from and are based upon the books and records of the Seller,
(ii) present fairly the combined financial position and results of operations of the Divisions and the Businesses as of the dates thereof and for the periods indicated therein, and (iii) have been prepared in accordance with United States generally accepted accounting principles consistently applied, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments and the lack of footnotes and other presentation items.

          5.1.5.  Absence of Changes. Except as expressly contemplated by this
                  ------------------
Agreement, since the Balance Sheet Date the Businesses have been conducted in the ordinary course of business consistent with past practice and there has not been:

                  (a) any adverse change in the Assets, financial condition or results of operations of the Businesses involving an amount, either individually or in the aggregate, in excess of $500,000, or any material increase in long-term liabilities relating to the Businesses;

                  (b) any damage, destruction or casualty loss (whether or not covered by insurance) affecting any Asset that, in any individual case, has resulted in a loss in excess of $100,000 or, in the aggregate, losses in excess of $250,000;

                  (c) any material amendment or termination (prior to the scheduled expiration) of any Material Contract that could reasonably be expected to have a Material Adverse Effect;

                  (d) any license, Transfer, pledge, mortgage or other disposition of, or granting of a Lien on, any Asset material to the operation of the Businesses (including any sale of real property), except in the ordinary course of business;

                  (e) any increase in compensation payable to any Employee other than in the ordinary course of business or in accordance with any employment, severance, bonus or consulting agreement;

                  (f) any change in the accounting methods, practices or policies used by the Divisions, except as required by applicable accounting authorities;

                  (g) any notice of any significant union organizing efforts involving Employees of either Division;

                  (h) any agreement or commitment by the Seller to become party to any transaction relating to the Businesses or the Assets with any officer, director, Employee, stockholder or Affiliate of any Seller or any individual related by blood marriage or adoption to any such Person in which such individual or Person receives any payment (whether in the form of compensation or otherwise) other than normal compensation paid to directors, officers and Employees in the ordinary course of business;

                  (i) any settlement or compromise of any material litigation or governmental investigation involving the Businesses or any Asset; or

                  (j) any agreement, commitment or understanding, whether in writing or otherwise, for the Seller to take any of the actions specified in items (c), (d), (e), (f), (h) or (i) above.

          5.1.6.  Compliance with Laws.  Except as described in Section 5.1.6
                  --------------------
of the PDM Disclosure Schedule, Seller holds all Permits necessary for the conduct of the Businesses, except for such Permits the failure to hold or obtain would not result in a Material Adverse Effect. Seller has complied with, and is not in default under, any Laws applicable to the Businesses, except for such violations as, individually or in the aggregate, have not resulted in and will not result in a Material Adverse Effect; provided, however, that Seller makes no
                                         --------  -------
representation or warranty in this Section 5.1.6 with respect to Plans, ERISA or
                                   -------------
other employee benefit matters (which are addressed exclusively in Section
                                                                   -------
5.1.14), environmental matters (which are addressed exclusively in Section
------                                                             -------
5.1.15) or Taxes (which are addressed exclusively in Section 5.1.16).
------                                               --------------

          5.1.7.  Assets Used in the Businesses. The Assets include all assets,
                  -----------------------------
properties, interests in properties and rights (real, personal and mixed, tangible and intangible) used (or, in the case of Inventories and Tangible Personal Property, held for use) necessary to operate the Businesses as currently conducted by Seller (subject to dispositions in the ordinary course of business), except for (a) the Excluded Assets and (b) assets used in providing certain corporate administrative services (including accounting, legal, personnel, tax, insurance, cash management, financing and credit support, strategic planning and other similar corporate administrative services).

          5.1.8.  Title to Assets. (a) Seller has good title to the Assets
                  ---------------
consisting of property purported to be owned by Seller, and valid and enforceable leasehold rights to the Assets consisting of property purported to be leased by Seller, in each case free and clear of all Liens, except for (i) Liens that are listed or described in Section 5.1.8 of the PDM Disclosure Schedule and (ii) Permitted Liens.

                  (b) The leases and other agreements or instruments included in the Contracts under which Seller holds, leases or is entitled to the use of any real or personal property used in the Businesses, are in full force and effect and all rentals or other payments payable thereunder prior to the date hereof have been paid and Seller enjoys peaceable and undisturbed possession under all such leases.

          5.1.9.  Brokers. No broker, finder or investment bank is entitled to
                  -------
any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller, other than the fees of Tanner & Co., Inc. which are payable by Seller.

          5.1.10. Intellectual Property.  Section 5.1.10 of the PDM Disclosure
                  ---------------------
Schedule lists all of the owned or licensed patents and registered designs (issued or pending), trademarks (registered or pending), service marks (registered or pending), copyrights (registered or pending), trade and corporate names, computer software and other Intellectual Property used in respect of the Businesses and the Assets, and any licenses granted to or by Seller relating thereto. The Transferred Intellectual Property, together with commercially available software, includes all Intellectual Property necessary for the conduct and operation of the Businesses as presently conducted. Except as set forth in Section 5.1.10 of the PDM Disclosure Schedule, (a) the Seller owns (or has the right to use pursuant to a valid license) all Transferred Intellectual Property free and clear of any Liens except for Permitted Liens; (b) to Seller's knowledge, there is no infringement or misappropriation by any other Person of the Transferred Intellectual Property; (c) the Seller has received no written notice of (i) infringement or misappropriation of or conflict with the asserted rights of others in connection with the Transferred Intellectual Property or the continued operation of the Businesses as currently conducted, or (ii) written claims made against the Seller or any of its Affiliates asserting the invalidity, misuse or unenforceability of the Transferred Intellectual Property; and (d) the Seller has not granted or assigned to any other Person any license or other right to use any Transferred Intellectual Property. All Transferred Intellectual Property will be owned or licensed and available to Purchaser immediately subsequent to the Closing, subject to the same limitations and conditions as were theretofore applicable to Seller. All patentable technology invented by any Employee and used in the Businesses has been validly transferred to Seller.

          5.1.11. Legal Proceedings. (a) Except as described in Section 5.1.11
                  -----------------
of the PDM Disclosure Schedule, there are no legal, governmental, administrative, arbitral or other proceedings, claims, actions or suits (collectively, "legal proceedings and claims") pending, or to Seller's knowledge, threatened, against the Seller and/or relating to the Divisions, Businesses or Assets which, if determined adversely to Seller, would result in a judgment in excess of $50,000. The reserves covering any and all such potential legal proceedings and claims relating to the Divisions, Businesses or Assets set forth in the Financial Statements have been determined in accordance with United States generally accepted accounting principles consistently applied and such reserves as reflected on the Audited Final Balance Sheet will be determined in accordance with United States generally accepted accounting principles consistently applied. There is no claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing pending or, to Seller's knowledge, threatened, that questions or involves the validity or enforceability of any obligation of Seller under this Agreement or any Related Agreement or seeks to prevent or delay consummation by Seller of the transactions contemplated by this Agreement.

                  (b) The Seller is not subject to or bound by any injunction, order, judgment or decree relating to either Business or the Assets.

          5.1.12. Contract Rights.  Except as listed or described in Section
                  ---------------
5.1.12 of the PDM Disclosure Schedule (each Contract listed in Section 5.1.12 of the PDM Disclosure Schedule is referred to herein as a "Material Contract"),
                                                        -----------------
Seller is not a party to or bound by any Contract, written or oral, which relates to either of the Businesses or any of the Assets and which is of a type described below (other than any Excluded Asset):

               (a) any partnership, joint venture agreement, alliance or partnering agreement, joint bidding ("teaming") agreement or similar agreement;

                    (b) any guaranty or suretyship, contribution agreement or performance bond;

                    (c) any contract to purchase or sell, lease or sublease real property;

                    (d) any agreement with dealers or sales or commission agents or representatives, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving the potential for total payments within any 12-month period in excess of $50,000;

                    (e) any agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property, including any construction contract, which individually has a cost to a Division of $500,000 or more in any twelve-month period or which individually entitles a Division to receive $500,000 or more in any twelve-month period;

                    (f) any contract containing any noncompetition covenant, or containing any confidentiality or secrecy provision not made in the ordinary course of business;

                    (g) any agreement providing for the purchase from a supplier of all or substantially all of the requirements of a Division of a particular product or service;

                    (h) any agreement relating to employment, consulting, continuation of benefits, retention, severance or termination with any current Employee or consultant to either Business;

                    (i) any collective bargaining agreement with any labor union relating to current Employees;

                    (j) any license or royalty agreement requiring aggregate annual payments of $50,000 or more; or

                    (k) any indenture, mortgage, loan or credit agreement under which Seller or any subsidiary of Seller has pledged Assets or otherwise created any Lien thereon (other than Permitted Liens).

Except as set forth in Section 5.1.12 of the PDM Disclosure Schedule, (i) each Material Contract is a valid and binding obligation of Seller and, to the knowledge of Seller, any other party thereto and is in full force and effect, and (ii) Seller and, to the knowledge of Seller, any other party thereto each has performed all material obligations required to be performed by them to date under the Material Contracts. Neither Seller nor, to the knowledge of Seller, any other party thereto is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any Material Contract. Except as set forth in Section 5.1.12 of the

PDM Disclosure Schedule, true and complete copies of each Material Contract have been made available by Seller to Purchaser for review.

          5.1.13. Employee Relations. (a) Except for four existing collective
                  ------------------
bargaining agreements (each, a "Collective Bargaining Agreement") with (i) the
                                -------------------------------
International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers of America Union (the "Boilermakers Union"), Local 659 at Warren, Pennsylvania, (ii) the Boilermakers Union, Local 182 at Provo, Utah,
(iii) the Shopman's Local No. 493 of the Iron Workers Union at Clive, Iowa, and
(iv) the International Union of Operating Engineers Local No. 825 for work performed in Camden, New Jersey, neither Seller nor any of its subsidiaries is a party to any collective bargaining agreement or labor contract relating to the Businesses. Neither Seller nor any of its subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for Seller or any of its subsidiaries relating to the Businesses. There is no grievance or unfair labor practice charge against Seller or any of its subsidiaries before the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to any such Persons. There is no labor strike, dispute, slowdown, work stoppage, and, to Seller's knowledge, there is not threatened nor has there been threatened, any organizing effort or activity by any employees or labor unions at the Divisions or relating to the Businesses, any petition for certification of a collective bargaining representative regarding Employees of either Division, pending or, to Seller's knowledge, threatened against or affecting Seller or any of its subsidiaries which may interfere with the business activities of either Business.

                  (b) There has not been, nor is there presently pending or existing, and, to Seller's knowledge, there is not threatened nor has there been threatened, any claims, lawsuits, charges, complaints, grievances, investigations, audits, arbitrations, or disputes initiated or brought before any federal or state judicial, administrative or governmental body, agency or tribunal against or affecting Seller or any of its subsidiaries relating to the Businesses regarding any actual or alleged violation of any and all laws, regulations, ordinances, statutes or codes enacted by any federal or state judicial, administrative or governmental body, agency or tribunal regarding or pertaining to labor, employment, hiring, firing, equal employment opportunity, discrimination, layoffs, cessation of employment, leaves of absence, immigration, wages, hours, benefits, collective bargaining, labor relations, the payment of social security and similar taxes, occupational safety and health, plant closing, employment loss (as that term is used in the Worker Adjustment and Retraining Notification Act), independent contracting, affirmative action, or continuation or portability of insurance benefits, including but not limited to, any charge or complaint filed by any Employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, the Office of Federal Contract Compliance Programs, the Immigration and Naturalization Service, the Occupational Safety and Health Administration or any comparable state or local governmental body which would have a Material Adverse Effect.

                   (c) Seller and its subsidiaries have, and at all previous times when required have had, workers' compensation insurance covering all of their employees, former employees and contractors.

          5.1.14.  Employee Benefit Plans. (a) Section 5.1.14 of the PDM
                   ----------------------
Disclosure Schedule identifies each Plan. Each Plan complies in form and operation in accordance with its terms and all applicable laws. Each Plan which is intended to be tax-qualified has received a favorable determination letter from the Internal Revenue Service, and no event has occurred which could result in the loss of tax-qualified status of such Plan. Except as set forth in Section
5.1.14 of the PDM Disclosure Schedule, (i) Seller has not made any commitment or taken any action to adopt or establish any additional employee benefit plans or to materially increase the benefits under any of the Plans, and (ii) no action has been taken to correct any defects with respect to any Plan under any IRS correction procedure, and no such action is required. No Plan is under audit by the IRS or the Department of Labor. No fiduciary of any Plan has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration of or investment of the assets of any Plan.

                   (b) Neither Seller nor any other trade or business, whether or no incorporated, which, together with Seller, is treated as a single employer under section 414(b) or (c) of the Code (an "ERISA Related Person") has engaged
                                             --------------------
in any transaction that would cause Purchaser or its Subsidiaries to be subject to any liability under section 4069 of ERISA. Neither Seller nor any ERISA Related Person has incurred any liability under Title IV of ERISA which could reasonably be expected to become a liability of the Purchaser following the Closing and no event has occurred with respect to any Plan which could reasonably be expected to result in any such liability to the Purchaser. Seller has not engaged in any non-exempt "prohibited transaction" in connection with which Purchaser would be subject to any liability. There are no material pending or, to Seller's knowledge, threatened claims by any Employee involving any Plan (other than routine claims for benefits) or any other litigation involving any Plan that could reasonably be expected to result in any such liability to the Purchaser. No Plan that is subject to the minimum funding standards of ERISA or the Code has incurred an accumulated funding deficiency, within the meaning of section 412 of the Code or section 302 of ERISA, whether or not waived. All contributions required to have been made by Seller to any Plan pursuant to Law (including ERISA and the Code) or the terms of such Plan have been made within the time prescribed by such Law or the terms of such Plan. Insofar as the representation made in the previous sentence applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Seller or any ERISA Related Person made, or was required to make, contributions during the five-year period ending on the last day of the most recent plan year ended prior to the Closing Date. All insurance premiums with respect to the Plans for all periods prior to the Closing Date have been timely paid in full.

                   (c) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

                   (d) Each material employee benefit plan that provides welfare, retirement or deferred compensation benefits and each material bonus, incentive compensation, deferred compensation, severance, change of control, retention, stock option or other equity based, performance or other employee benefit plan, program, agreement or policy that provides benefits or compensation in respect of any non-U.S. Transferred Employee and that is maintained by a Seller or a subsidiary of Seller or to which the Seller or a subsidiary of Seller contributes or is a party (an "International Plan") has
                                                    ------------------
been maintained by the Seller or such subsidiary in all material respects in compliance with its terms and with the requirements prescribed by any and all applicable Laws (including any special provisions relating to registered or qualified plans where such International Plan was intended to so qualify) and has been maintained in good standing with applicable Governmental Authorities.

                   (e) With respect to each Plan, Seller has heretofore delivered or made available to Purchaser true and complete copies of each of the following documents, to the extent applicable: (i) the Plan document, trust agreement and any amendments thereto, (ii) the two most recent annual reports and actuarial reports, (iii) the most recent Summary Plan Description, (iv) the most recent determination letter received from the Internal Revenue Service, (v) insurance contracts, (vi) investment management agreements and (vii) third party administration agreements.

                   (f) Except as set forth in Section 5.1.14 of the PDM Disclosure Schedule or as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any Transferred Employee to any payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any Transferred Employee. The reserves covering unused accrued vacation benefits for Transferred Employees set forth in the Financial Statements have been determined in accordance with United States generally accepted accounting principles consistently applied and such reserves as reflected on the Audited Final Balance Sheet will be determined in accordance with United States generally accepted accounting principles consistently applied.

                   (g) Except as set forth in Section 5.1.14 of the PDM Disclosure Schedule, no Plan, nor any plan of an ERISA Related Person, is a "multiemployer pension plan" as defined in section 3(37) of ERISA, and no withdrawal liability has been incurred by or asserted against the Seller or any ERISA Related Person. No Plan is a plan described in section 4063(a) of ERISA. Seller's contributions for the last three years to each multiemployer Plan listed in Section 5.1.14 of the PDM Disclosure Schedule which covers an Employee or former Employee are set forth in Section 5.1.14 of the PDM Disclosure Schedule. The withdrawal liability that could be imposed on Seller if it withdrew in a complete withdrawal from each such Plan on the Closing Date would not exceed $100,000.00 in the aggregate.

          5.1.15.  Environmental Matters. To Seller's knowledge, except for
                   ---------------------
actual or alleged violations of Environmental Laws or any actual or potential business environmental risk, recognized environmental condition or any other environmental condition, concern or risk identified in the Purchaser Environmental Site Assessments, the Seller Environmental Site Assessments, the items described in Section 5.1.15 of the PDM Disclosure Schedule and any other similar matters demonstrated by Seller to be within the knowledge of Purchaser as of the Closing Date:

                   (a) The operations and activities of the Businesses conducted by Seller or the Divisions, in either case, on or relating to the Owned Real Property and the Leased Real Property are and have been in compliance in all material respects with applicable Environmental Laws;

                   (b) Each of the Divisions, as to the Owned Real Property and the Leased Real Property, possesses all material Environmental Permits required pursuant to applicable Environmental Laws for the operations and activities of its relevant Business and all such Environmental Permits, and each Division is in compliance in all material respects with all terms and conditions of its Environmental Permits;

                   (c) Neither of the Divisions nor Seller with respect to the Divisions or the Businesses has received any written or oral notification pursuant to any Environmental Law that the Divisions or Seller with respect to the Divisions or the Businesses at any Owned Real Property or Leased Real Property, any sites or facilities to which Seller has transported or arranged for the transportation of Hazardous Substances generated by or concerning the Divisions or Seller with respect to the Divisions or the Businesses at any Owned Real Property or Leased Real Property is the subject of any proceeding or investigation as to whether, or any claim or lawsuit by any Governmental Authority or other Person asserting that, (i) any Remedial Action is or may be required pursuant to any applicable Environmental Law; (ii) the Divisions or Seller with respect to the Divisions or the Businesses is, or may be, a "potentially responsible party" for a Remedial Action pursuant to any Environmental Law; or (iii) the Divisions or Seller with respect to the Divisions or the Businesses is in alleged or actual violation of any other Environmental Law;

                   (d) Neither Seller, with respect to the Divisions or in connection with the Businesses, nor the Divisions have entered into any agreement with any Governmental Authority or any other Person by which it has assumed responsibility, either directly or as a guarantor or surety, for the remediation of any condition arising from or relating to a Release or threatened Release of a Hazardous Substance at or from any Owned Real Property or Leased Real Property;

                   (e) No Hazardous Substances have been used, stored, manufactured or processed by the Divisions on any Owned Real Property or Leased Real Property, except as necessary to the conduct of the Businesses and in compliance in all material respects with all applicable Environmental Laws;

                   (f) There has been no disposal or Release of Hazardous Substances caused by Seller or the Divisions or, to Seller's knowledge, by any other Person in material violation of applicable Environmental Laws on or from the Owned Real Property or the Leased Real Property, or caused by the Divisions in connection with the Businesses; and

                   (g) Seller has provided Purchaser copies of or access to all environmental reports, assessments, audits or investigations performed by or on behalf of the Divisions concerning the Owned Real Property, the Leased Real Property.

                   For purposes of this Section 5.1.15, "material" compliance or
                                        --------------
"in all material respects" means that any Losses from non-compliance that would not exceed $50,000 individually or in the aggregate.

          5.1.16. Tax Matters. (a) Except (i) as set forth in Section 5.1.16 of
                  -----------
the PDM Disclosure Schedule or (ii) with respect to Taxes which are reflected in the Audited Final Balance Sheet as a recorded liability or obligation or as an accrual or reserve in respect of any liability or obligation, which such accruals and reserves are adequate, all Tax returns and reports required to be filed on or prior to the Closing have been or will be filed on or prior to the Closing Date by or on behalf of Seller. Such returns and reports as filed are or will be correct and complete in all material respects; and all Taxes due and payable as shown in such returns and reports or otherwise required to be paid have been or will be paid.

                   (b) Except as set forth in Section 5.1.16 of the PDM Disclosure Schedule, no Tax deficiency, assessment, penalty or claim is proposed in writing or assessed against Seller with respect to the Businesses or Assets.
Section 5.1.16 of the PDM Disclosure Schedule identifies those Tax returns of Seller with respect to the Businesses or the Assets which have been audited since 1996 and, where applicable, accepted by the relevant taxing authorities for the fiscal years indicated in such Schedule, and, except as indicated therein, there is no ongoing audit, litigation, or similar proceeding concerning any Tax returns of Seller with respect to the Businesses or the Assets nor does there exist any extension of time with respect to the date on which any such Tax return was or is due to be filed or any waiver or agreement for the extension of time for the assessment of any such Tax with respect to the Businesses or the Assets.

                   (c) None of the Assets is property required to be treated as being owned by any other person or entity pursuant to the so-called safe harbor provisions of former section 168(f)(8) of the Code, nor are the Assets tax-exempt use property under section 168(h) of the Code.

                   (d) Except as set forth in Section 5.1.16 of the PDM Disclosure Schedule, any joint venture constituting part of the Assets is treated as a corporation (and not as a partnership or other passthrough entity) for U.S. federal income tax purposes. Section 5.1.16 of the PDM Disclosure Schedule contains a complete list of all permanent establishments and all trades or businesses in any foreign country, as such terms are defined in the Code.

                   (e) None of the Assets secures any debt the interest on which is tax-exempt under section 103 of the Code. None of the Assets or Businesses is subject to or affected by an agreement or arrangement for the sharing of Tax liabilities or benefits.

                   (f) Neither the Code nor any other provision of Law requires the Purchaser to withhold any portion of the Purchase Price.

          5.1.17.  Undisclosed Liabilities. Seller has no liability or
                   -----------------------
obligation relating to the Divisions or the Businesses of any nature, whether primary or secondary, direct or indirect, or absolute, accrued, contingent or otherwise, except for (a) liabilities or obligations reflected or reserved against in the Base Balance Sheet, (b) liabilities or obligations which have arisen after the Balance Sheet Date in the ordinary course of business, (c) Excluded Liabilities, (d) liabilities disclosed in the PDM Disclosure Schedule,
(e) liabilities or obligations resulting from, arising out of or in the nature of Contracts, and (f) liabilities or obligations resulting from or arising out of the Plans, including the International Plans.

          5.1.18.  Product Warranty. All warranty reserves will be reflected on
                   ----------------
the Audited Final Balance Sheet in accordance with United States generally accepted accounting principles consistently applied.

          5.1.19.  Inventories. None of the Inventories reflected on the Base
                   -----------
Balance Sheet and to be reflected on the Audited Final Balance Sheet will be obsolete, damaged or defective, except to the extent of the aggregate reserve for obsolete, damaged or defective Inventories to be reflected on the Audited Final Balance Sheet.

          5.1.20.  Accounts Receivable. All of the accounts and notes receivable
                   -------------------
of Seller reflected on the Base Balance Sheet and to be reflected on the Audited Final Balance Sheet are or will be valid receivables and will be collected in the ordinary course, in each case net of allowance for doubtful accounts and reserves reflected on the Base Balance Sheet or to be reflected on the Audited Final Balance Sheet, as the case may be.

          5.1.21.  Real Properties and Leases. (a) Sections 2.1.1 and 2.1.4 of
                   --------------------------
the PDM Disclosure Schedule list and describe all real property and leasehold interests in real property that will constitute part of the Assets and, for each of such properties, the address and use of such property in the Businesses.

                   (b) Except for Permitted Liens, Seller or a subsidiary of Seller owns in fee, and has good, valid and indefeasible title to, free and clear of all Liens, the Owned Real Property.

                   (c) No parcel of Owned Real Property or Leased Real Property is subject to any governmental decree or order to be sold, nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Seller's knowledge, has any such condemnation, expropriation or taking been proposed.

                   (d) Seller has provided Purchaser with true, correct and complete copies of all written leases under which Seller or a subsidiary of Seller is leasing each of the Leased Real Properties listed in Section 2.1.4 of the PDM Disclosure Schedule and (i) each of those leases is valid and binding on Seller, and to Seller's knowledge, on the lessor party thereto, (ii) neither Seller nor any subsidiary of Seller has sublet any of the leased premises to any Person except as set forth in Section 5.1.21 of the PDM Disclosure Schedule, and
(iii) there exists no material default under any such lease by Seller, or to Seller's knowledge, by any lessor party thereto, nor any event which, with notice or lapse of time or both, would constitute a material default thereunder by Seller, or to Seller's knowledge, by any lessor party thereto.

                   (e) None of the Owned Real Property is in material violation of any zoning ordinances or law. Seller has not received any notice of any violation of any use or occupancy restriction, limitation, commission or covenant of record, or any material building law, code or ordinance or public utility or other easements, and Seller has not received any notices of a violation of any of the foregoing with respect to the Leased Real Property.

                   (f) Except as set forth in Section 5.1.21 of the PDM Disclosure Schedule, no third party consents (from fee or leasehold mortgagees or landlords) are required to transfer the Owned Real Property or the Leased Real Property to Purchaser.

          5.1.22.  Insurance. Section 5.1.22 of the PDM Disclosure Schedule sets
                   ---------
forth a list of all insurance policies which provide coverage for any liability, loss or damage to the extent relating to the Assets or the Businesses. Seller has previously provided Purchaser with (a) a complete list of all insurance loss runs and workers' compensation claims relating to the Businesses for the most recently ended two policy years and (b) accurate summaries of all current insurance policies carried by Seller or any of its Affiliates to the extent relating to the Assets or the Businesses, all of which (i) have been issued by insurers of recognized responsibility and (ii) currently are, and will remain without interruption through the Closing Date, in full force and effect.

          5.1.23.  Related Party Transactions. No Related Party (a) has borrowed
                   --------------------------
any monies from or has outstanding any Indebtedness or other similar obligations to Seller or any subsidiary of Seller relating to the Businesses; (b) to Seller's knowledge, owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or a consultant or lender to or borrower from, or has the right to participate in the management, operations or profits of, any Person or entity which is (i) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of Seller or any subsidiary of Seller relating to the Businesses, (ii) engaged in a business related to the Businesses, or (iii) participating in any transaction to which Seller or any subsidiary of Seller is a party relating to the Businesses; or (c) is otherwise a party to any contract, arrangement or understanding with Seller or any subsidiary of Seller relating to the Businesses.

          5.1.24.  Investment Representations. (a) Seller understands that the
                   --------------------------
offer, sale and transfer of the CB&I Shares to be issued to Seller hereunder (i) have not been registered with the SEC or pursuant to any state securities laws in reliance on the exemption afforded by Section 4(2) of the Securities Act and comparable exemptions from applicable state laws, and (ii) that such Shares will be restricted securities under the Securities Act and various states' securities laws, and that these laws impose limitations on the Persons to whom sales of shares may be made. The certificates representing the CB&I Shares to be delivered to Seller as part of the Purchase Price will bear a legend substantially as follows:

     "THE ISSUANCE OF THE SHARES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED (BY MERGER OR OTHERWISE), ASSIGNED, DEVISED, EXCHANGED, GIFTED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION, AND CHICAGO BRIDGE & IRON COMPANY N.V. (THE "COMPANY") SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO SUCH EFFECT.

     THE SHARES EVIDENCED BY THIS CERTIFICATE (A) ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SHAREHOLDER AGREEMENT DATED AS OF FEBRUARY 7, 2001 AMONG THE COMPANY, PITT-DES MOINES, INC. AND WEDGE GROUP INCORPORATED (THE "SHAREHOLDER AGREEMENT") AND (B) ARE DESIGNATED AS ["LC SHARES"] ["PUT SHARES"] ["EXCESS SHARES"] UNDER THE TERMS OF THE SHAREHOLDER AGREEMENT. NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDER AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST THE COMPANY TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH SHAREHOLDER AGREEMENT. A COPY OF THE SHAREHOLDER AGREEMENT IS ON FILE AT THE ADMINISTRATIVE OFFICES OF THE COMPANY IN PLAINFIELD, ILLINOIS AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE

     SHAREHOLDER AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES THE SHAREHOLDER AGREEMENT SHALL BE EFFECTIVE.

                   (b) Seller represents that it (i) is an "accredited investor" (as defined in Rule 501(a)(3) under the Securities Act, (ii) has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the CB&I Shares, and
(iii) is able to bear the economic risk of its investment in the CB&I Shares. Seller is acquiring the CB&I Shares for its own account for investment and (subject to the disposition of its property being at all times within its control) not with a present view to, or for sale or other disposition in connection with, any distribution of all or any part of the CB&I Shares. Seller acknowledges that (x) neither CB&I nor any Person representing CB&I has made any representation to Seller with respect to CB&I or the CB&I Shares other than as contained in this Agreement and (y) Seller has had access to such financial and other information concerning CB&I and the CB&I Shares as Seller has deemed necessary in connection with its investment decision to purchase the CB&I Shares constituting part of the Purchase Price, including an opportunity to ask questions of and request information from CB&I.

                   5.1.25. Limitations on Representations and Warranties. EXCEPT
                           ---------------------------------------------
AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS SECTION 5.1 OR INCLUDED ON ANY SCHEDULE HERETO EXPRESSLY PURSUANT TO THIS AGREEMENT, SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES (INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS), AND DISCLAIMS LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO PURCHASER OR ANY OF ITS REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO PURCHASER BY ANY REPRESENTATIVE OF SELLER OR ANY AFFILIATE THEREOF).

             5.2.  Representations and Warranties of Purchaser. Purchaser
                   -------------------------------------------
represents and warrants to Seller as follows:

                   5.2.1.  Organization; Power. (a) CB&I is an N.V. company duly
                           -------------------
organized and validly existing under the laws of the Netherlands. CB&I Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of CB&I and CB&I Sub has all requisite corporate power and authority under the laws of its jurisdiction of organization and its charter documents to own or lease and to operate its properties presently and following the Closing Date and to carry on its business as now conducted and as proposed to be conducted following the Closing Date. CB&I Sub is a wholly-owned subsidiary of CB&I.

                    (b) A true and complete list of each material CB&I subsidiary, together with its jurisdiction of organization and the percentage of its outstanding capital stock owned by CB&I and any other CB&I subsidiary, is set forth in Section 5.2.1 of the CB&I Disclosure Schedule. Except as disclosed in Section 5.2.1 of the CB&I Disclosure Schedule, CB&I does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any entity which is material to CB&I. Except as set forth in the SEC Documents or
Section 5.2.1 of the CB&I Disclosure Schedule, neither CB&I nor any of its subsidiaries is subject to any obligation to make any material investment in any other Person.

          5.2.2.    Authorization; No Conflicts; Required Consents.  (a)  Each
                    ----------------------------------------------
of CB&I and CB&I Sub has full corporate authority to enter into this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CB&I and CB&I Sub, and this Agreement has been duly executed and delivered by CB&I and CB&I Sub. This Agreement constitutes, and the Related Agreements when executed and delivered will constitute, the legal, valid and binding obligation of CB&I and CB&I Sub, as applicable, enforceable against each in accordance with its terms, except that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

                    (b) The execution, delivery and performance in accordance with their respective terms by CB&I and CB&I Sub of this Agreement and the Related Agreements to which each is a party have not and will not (i) violate, breach or constitute a default under (A) either of their charter documents, (B) any Law, order, writ, injunction or decree applicable to them, or (C) any note, bond, mortgage, indenture or material agreement or obligation to which either is a party or by which either is bound, except for such violations, breaches, terminations, and defaults that are set forth in Section 5.2.2 of the CB&I Disclosure Schedule, (ii) result in the acceleration or mandatory prepayment of any Indebtedness of CB&I or CB&I Sub, or afford any holder of any of that Indebtedness the right to require CB&I or CB&I Sub to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of CB&I or CB&I Sub, except for certain covenants of Purchaser contained in its primary bank credit facility, or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any material Permits possessed by CB&I or CB&I Sub at the date hereof and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted.

                    (c) Except (i) as may be required by the HSR Act, Foreign Monopoly Laws or applicable state securities or blue sky laws or (ii) as set forth in Section 5.2.2 of the CB&I Disclosure Schedule, no material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by CB&I or CB&I Sub for the execution, delivery or performance by CB&I and CB&I Sub of this Agreement or the Related Agreements to which it is a party, the enforcement against CB&I or CB&I Sub of its obligations hereunder or thereunder or the effectuation of the transactions contemplated hereby and thereby.

          5.2.3.    Charter Documents.  No breach or violation of any charter
                    -----------------
document of CB&I or CB&I Sub has occurred and is continuing that could reasonably be expected to have a Material Adverse Effect on CB&I.

          5.2.4.    SEC Documents.  Purchaser has made available to Seller a
                    -------------
true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by CB&I with the SEC since January 1, 1998 and prior to the date of this Agreement (the "SEC Documents") which are all the
                                          -------------
documents (other than preliminary material) that CB&I has been required to file with the SEC since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CB&I contained in the SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of United States generally accepted accounting principles (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of CB&I and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of CB&I and its consolidated subsidiaries for the periods presented therein, respectively.

          5.2.5.    Capitalization.  The capitalization of CB&I is set forth in
                    --------------
Section 5.2.5 of the CB&I Disclosure Schedule. As of the Closing Date, all of the CB&I Shares will be duly authorized for issuance and will be validly issued, fully paid and nonassessable. Except as set forth in Section 5.2.5 of the CB&I Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls or rights of any kind to acquire any shares of any class of securities or any securities convertible into any shares of any class of securities of CB&I, nor are there any obligations to issue any such options, warrants, calls, rights or securities. There are no restrictions of any kind on the transfer by CB&I to Seller of the CB&I Shares, except as may be imposed by applicable securities laws.

          5.2.6.    Absence of Applicable Rights Agreements.  Except as set
                    ---------------------------------------
forth in CB&I's proxy statement dated November 24, 2000 or in Section 5.2.6 of the CB&I Disclosure Schedule, there are no rights agreements or other agreements by or between CB&I and any of its shareholders that could ultimately result in the grant of additional shares of CB&I capital stock, additional rights to purchase any such CB&I capital stock, any new class or type of security of CB&I or other rights or benefits to CB&I's shareholders as of the date hereof which would apply to the execution and delivery of this Agreement, the Related Agreements, the issuance to Seller of the CB&I Shares or any other transaction contemplated hereby or thereby. Further, no such grant of additional shares of CB&I capital stock, additional rights to purchase any such CB&I capital stock, any new class or type of security of CB&I or other rights or benefits to CB&I's shareholders as of the date hereof will result by operation of (i) the Law of the Netherlands, (ii) any provision of CB&I's Articles of Association or (iii) any combination thereof.

          5.2.7.    Litigation.  Except as set forth in the SEC Documents or in
                    ----------
Section 5.2.7 of the CB&I Disclosure Schedule, no claim, action, suit, proceeding, arbitration or investigation is pending or, to the knowledge of Purchaser, threatened to which CB&I or any of its subsidiaries is or may become a party that (a) questions or involves the validity or enforceability of any obligation of CB&I or CB&I Sub under this Agreement or any Related Agreement,
(b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by CB&I or CB&I Sub of the transactions contemplated by this Agreement to be consummated by CB&I or CB&I Sub or (ii) damages from CB&I or CB&I Sub in connection with any such consummation, or (c) which would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CB&I. No Governmental Authority has provided notification to CB&I or any of its subsidiaries of an intention to conduct any audit, investigation or other review with respect to CB&I or any of its subsidiaries, which audit, investigation or review would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on CB&I.

          5.2.8.    Compliance with Environmental Laws.  Except as disclosed in
                    ----------------------------------
the SEC Documents or in Section 5.2.8 of the CB&I Disclosure Schedule, CB&I and its subsidiaries are in compliance in all material respects with all applicable Environmental Laws, except for any such noncompliance which would not have a Material Adverse Effect on CB&I.

          5.2.9.    Liabilities and Obligations.  There are no material
                    ---------------------------
liabilities of any kind, character and description and whether accrued, absolute, or fixed, of CB&I that (a) reasonably could be expected to have a Material Adverse Effect on CB&I other than as set forth in Section 5.2.9 of the CB&I Disclosure Schedule or as disclosed in the SEC Documents, and (b) (i) had been incurred prior to the most recent SEC Document but are not reflected on that SEC Document or (ii) were incurred after the most recent SEC Document otherwise than in the ordinary course of business and consistent with past practice.

          5.2.10.   Intellectual Property.  To the knowledge of Purchaser,
                    ---------------------
except as set forth in Section 5.2.10 of the CB&I Disclosure Schedule, CB&I or its subsidiaries owns, free and clear of all Liens other than Permitted Liens, or has the legal right to use, all intellectual property that is necessary to the conduct of their business as now conducted, in each case free of any claims or infringements. Section 5.2.10 of the CB&I Disclosure Schedule (a) lists the material intellectual property of CB&I and its subsidiaries and (b) indicates that intellectual property owned by CB&I or its subsidiaries and, for those not listed as so owned, the agreement or other arrangement pursuant to which they are possessed. Except as set forth in
Section 5.2.10 of the CB&I Disclosure Schedule, to the knowledge of Purchaser,
(a) no consent of any Person will be required for the use of any such material intellectual property by CB&I or any subsidiary of CB&I following the Closing Date and (b) no governmental registration of any such material intellectual property has lapsed or expired or been canceled, abandoned, opposed or has been the subject of any reexamination request.

          5.2.11.   Material Contracts.  Section 5.2.11 of the CB&I Disclosure
                    ------------------
Schedule sets forth a complete list of all Material Contracts (as defined below) not listed on the Exhibit Index to CB&I's Form 10-K Annual Report for the fiscal year ended December 31, 1999, previously made available to Seller. Each such Material Contract is in full force and effect and is enforceable against the parties thereto other than CB&I and its subsidiaries in accordance with its terms, and no condition or state of facts exists that, with notice or the passage of time or both, would constitute a material default by CB&I or its applicable subsidiary or, to the knowledge of Purchaser, any third party under any such Material Contract. CB&I or its applicable subsidiary has duly complied in all material respects with the provisions of each such Material Contract to which it is a party. For the purpose of this Agreement, a Material Contract with respect to CB&I or its subsidiaries shall mean:

                    (i) those material agreements required to be filed by CB&I pursuant to applicable SEC rules and regulations;

                    (ii) any instrument, agreement or other obligation evidencing or relating to Indebtedness of CB&I or any of its subsidiaries or to money lent or to be lent to another Person involving more than $1,000,000; and

                    (iii) any agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $500,000 individually the costs for which are not passed through to the customers of CB&I or its subsidiaries in the ordinary course of business, and all earnout agreements.

          5.2.12.   Insurance.  Section 5.2.12 of the CB&I Disclosure Schedule
                    ---------
sets forth a list of all insurance policies currently in force carried by CB&I or its subsidiaries which relate to their businesses. All such insurance policies (i) have been issued by insurers of recognized responsibility and (ii) currently are, and will remain without interruption through the Closing Date, in full force and effect. CB&I has previously made available to Seller a complete list of all insurance loss runs and workers' compensation claims relating to CB&I's business and received for the most recently ended two (2) policy years.

          5.2.13.   Employee Matters.  (a)  Employment Agreements.  Section
                    ----------------
5.2.13(a) of the CB&I Disclosure Schedule contains a list of all of the following: (i) employment agreements and (ii) plans, programs, agreements and other arrangements with or relating to employees containing change of control or similar provisions not otherwise listed in the SEC Documents remaining executory in whole or in part on the date hereof, and CB&I has made available to Seller true, complete and correct copies of all those employment agreements and such plans, programs, agreements and other arrangements. CB&I is not party to any oral employment agreement.

                    (b)  Employee Benefit Plans.  For purposes of this Section
                                                                       -------
5.2.13 and Section 5.2.14, all references to "CB&I" shall be deemed to refer to
------     --------------
CB&I and its subsidiaries and any trade or business, whether or not incorporated, that together with CB&I and its subsidiaries would be deemed or treated as a "single employer" within the meaning of ERISA Section 4001 or Code
Section 414.

                         (i)  Each Plan is listed in Section 5.2.13(b) of the
CB&I Disclosure Schedule. Except as discussed in Section 5.2.13(b) of the CB&I Disclosure Schedule, no Plan is or has been (w) covered by Title IV of ERISA,
(x) subject to the minimum funding requirements of Section 412 of the Code, (y) a "multi-employer plan" as defined in Section 3(37) of ERISA or (z) a voluntary employees' beneficiary association within the meaning of Code Section 501(c)(9).

                         (ii) Except as described in Section 5.2.13(b) of the
CB&I Disclosure Schedule, (x) CB&I has no obligation to make any payments that would be "excess parachute payments" under Section 280G of the Code; and (y) no Plan provides for the continuation of medical or health benefits or death benefits after an employee's termination of employment (including retirement) other than (A) coverage mandated by applicable law, (B) deferred compensation benefits reflected as liabilities on the books of CB&I or (C) benefits the full cost of which is borne by the current or former employee or his beneficiary.

          5.2.14.   Compliance With ERISA, Labor Laws.  (a)  Each Plan complies
                    ---------------------------------
in form and operation in all material respects with its governing documents and ERISA, the Code and all other applicable Laws except where such noncompliance would not have a Material Adverse Effect on CB&I. CB&I has no commitment or obligation to establish or adopt any new or additional Plans or to materially increase the benefits under any existing Plan.

                    (b) To the knowledge of Purchaser, with respect to the Plans, no event has occurred and there exists no condition or set of circumstances in connection with which CB&I could be subject to any liability (except for contributions and Plan expenses) under the terms of such Plans, ERISA, the Code or any other applicable Law except where such failure would not have a Material Adverse Effect on CB&I. All Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, and nothing has occurred to the knowledge of Purchaser since the date of determination which could cause any such Plan to be disqualified.

                    (c) Except as set forth in Section 5.2.14 of the CB&I Disclosure Schedule, neither CB&I nor any of its subsidiaries is a party to any material collective bargaining agreement or labor contract. Except as set forth in Section 5.2.14 of the CB&I Disclosure Schedule, to the knowledge of Purchaser, neither CB&I nor any of its subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for CB&I or any of its subsidiaries. Except as set forth in
Section 5.2.14 of the CB&I Disclosure Schedule, there is no grievance or unfair labor practice charge against CB&I or any of its subsidiaries before the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to any such Persons. There is no labor strike, dispute (to the knowledge of Purchaser), slowdown, work stoppage, and, to the knowledge of Purchaser, there is not threatened nor has there been threatened, any organizing effort or activity by any employees or labor unions at or relating to CB&I or any of its subsidiaries, any petition for certification of a collective bargaining representative regarding employees of CB&I or any of its subsidiaries, pending or, to the knowledge of Purchaser, threatened against or affecting CB&I or any of its subsidiaries which would have a Material Adverse Effect on CB&I.

          5.2.15.   Absence of Changes.  Since the most recent SEC Document,
                    ------------------
except as set forth in Section 5.2.15 of the CB&I Disclosure Schedule, none of the following has occurred with respect to CB&I's business:

                    (a) any increase in, or any commitment or promise to increase, other than ordinary and customary bonuses and salary increases for employees at the times and in the amounts consistent with its past practice, (i) the rates of cash compensation or (ii) except as would not have a Material Adverse Effect on CB&I or as required by applicable Laws, any increase in the amounts or other benefits paid or payable under any Plans;

                    (b) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on CB&I following the Closing Date;

                    (c) any distribution, sale or transfer of, or any commitment to distribute, sell or transfer, assets of CB&I or any of its subsidiaries of any kind that singly is, or in the aggregate are, material to CB&I's business, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices;

                    (d) any cancellation, or agreement to cancel, any material Indebtedness, obligation or other liability owing to CB&I or its subsidiaries, including any material Indebtedness, obligation or other liability of any Affiliate, provided that CB&I and its subsidiaries may negotiate and adjust bills and invoices in the course of good-faith disputes with customers in a manner consistent with past practice;

                    (e) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of operating CB&I's business consistent with its past practices;

                    (f) any waiver of any of the rights or claims of CB&I or any of its significant subsidiaries that singly is, or in the aggregate are, material to CB&I's business;

                    (g) any transaction by CB&I or any of its significant subsidiaries outside the ordinary course of operating CB&I's business or not consistent with the past practices of its business;

                    (h) any incurrence by CB&I or any of its significant subsidiaries of any of the following: any material Indebtedness or any material guaranty not constituting Indebtedness, or any commitment to incur any such Indebtedness or any such guaranty (except for a new primary bank revolving credit facility in the maximum available amount of $200,000,000 and except for CB&I guaranties of the performance of its subsidiaries and Affiliates in the ordinary course of business); or

                    (i) any cancellation or termination of a material agreement relating to CB&I's business (other than the termination of CB&I's prior primary bank revolving credit facility in connection with the establishment of its new primary bank credit facility referred to in clause (h) immediately above).

          5.2.16.   Broker's Fees.  Except for certain fees payable by CB&I to
                    -------------
Bear Stearns & Co., Inc., CB&I and CB&I Sub have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or the Related Agreements.

          5.2.17.   Limitations on Representations and Warranties.  EXCEPT AS
                    ---------------------------------------------
AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS SECTION 5.2 OR INCLUDED ON ANY SCHEDULE HERETO EXPRESSLY PURSUANT TO THIS AGREEMENT, PURCHASER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, AND DISCLAIMS LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO SELLER OR ANY OF ITS REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO SELLER BY ANY REPRESENTATIVE OF PURCHASER OR ANY AFFILIATE THEREOF).

                                  ARTICLE VI
                                  THE CLOSING
                                  -----------

               6.1. The Closing.  Subject to the provisions of Section 10.1, the
                    -----------                                ------------
closing (the "Closing") of the transactions contemplated hereby shall occur
              -------
within two (2) business days after the conditions to Closing set forth in this
Article VI (other than receipt of closing documentation) have been satisfied or
----------
waived, or such other date and time as the parties may mutually agree (the "Closing Date"). The Closing will be held at the offices of Winston & Strawn,
-------------
35 West Wacker Drive, Chicago, Illinois 60601.

               6.2. Conditions Precedent to Obligations of Purchaser.  The
                    ------------------------------------------------
obligations of Purchaser under this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, any or all of which may be waived by Purchaser in its sole discretion:

                    6.2.1. No Legal Obstruction.  All required waiting periods
                           --------------------
under the HSR Act and Foreign Monopoly Laws shall have expired or been terminated. There shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which has not been dissolved or set aside and which prohibits the Closing or imposes any conditions on the consummation of the transactions contemplated hereby which could reasonably be expected to have a Material Adverse Effect or which materially adversely affects how the Businesses may be conducted by the Purchaser.

                    6.2.2. Transfer Documents.  There shall have been delivered
                           ------------------
to Purchaser or its Affiliates, as designated by Purchaser, the following duly and validly executed conveyance documents relating to the Assets (the "Transfer
                                                                       --------
Documents"), each dated as of the Closing Date:
---------

                           (a)     bills of sale and general assignments;
                           (b) deeds relating to the Owned Real Property (confirmed by the title company issuing the title commitments to be in proper recordable form to convey fee simple title therein to Purchaser);
                           (c) powers of attorney to transfer motor vehicle titles and assignments relating to motor vehicles;
                           (d) assignments of Contracts (including leases) and Environmental Permits (to the extent assignable in the absence of consent by any Governmental Authority);
                           (e)     Transferred Intellectual Property
                                   assignments; and
                           (f) any other instruments necessary to convey the Assets described in Section 2.1.
                                                       -----------

                    6.2.3. Consents; Customer Notices.  (a)  Seller shall have
                           --------------------------
obtained all third party consents required to be obtained in order (i) to convey to Purchaser fee simple in and to the Owned Real Property and Seller's leasehold estate in and to the Leased Real Property (as such consents are set forth on Schedule 6.2.3), and (ii) to
                                                 --------------
assign the other Contracts and agreements listed on Schedule 6.2.3.
                                                    --------------

                         (b) Seller shall have executed and delivered to
Purchaser the Customer Notices.

                    6.2.4.    Related Agreements.  Seller shall have executed
                              ------------------
delivered to Purchaser the Shareholder Agreement, the Standby Funding Agreement,the Warren Lease, the Des Moines Lease, the Woodlands Sublease, the License Agreement and the Post-Closing Risk Allocation Agreement.

                    6.2.5.    EBITDA.  Earnings before interest, taxes,
                              ------
depreciation and amortization of the Divisions for the fiscal year ending December 31, 2000, calculated in accordance with United States generally accepted accounting principles consistent with the Financial Statements, shall be not less than $12,000,000 (excluding the corporate allocation charge of $2,102,400).

                    6.2.6.    Lien Search and Title Commitments.  (a) Purchaser
                              ---------------------------------
shall have received UCC, tax lien and judgment search reports, reasonably satisfactory to Purchaser and its counsel, of a reputable search company indicating that there are no Liens (other than Permitted Liens and the Assumed Liabilities) of record with respect to the Assets.

                              (b)  There shall have been issued to Purchaser a
commitment for an Owner's Policy of Title Insurance on an ALTA standard form with respect to each of the sites of Owned Real Property showing fee simple title in Seller and subject to no Liens other than Permitted Liens.

                    6.2.7.    Financing.  CB&I shall have completed a private
                              ---------
placement issuance of shares of its common stock to First Reserve Fund VIII, L.P. and WEDGE Group Incorporated, the proceeds from which shall be sufficient to fund the Cash Amount.

                    6.2.8.    Bank Consent.  Purchaser shall have obtained a
                              ------------
consent or waiver to consummate the transactions contemplated hereby under its primary bank credit facility.

                    6.2.9.    Opinion of Counsel to the Seller.  Purchaser shall
                              --------------------------------
consent or received the opinion of Buchanan Ingersoll Professional Corporation, dated the Closing Date, in form and content reasonably satisfactory to Purchaser and its counsel.

                    6.2.10.   Good Standing Certificates.  Purchaser shall have
                              --------------------------
received a certificate dated within fifteen days prior to the Closing Date from the appropriate governmental official in the relevant state certifying that each of Seller and HyCon, Inc. is validly existing and in good standing under the laws of (i) its state of organization and (ii) such other states (as

Purchaser may reasonably specify) where Seller or HyCon, Inc. conducts substantial operations or holds significant assets.

                    6.2.11.   FIRPTA Statement.  Seller shall have delivered to
                              ----------------
Purchaser a certification of non-foreign status as contemplated under Section 1.1445-2(b)(2) of the Treasury Regulations, certifying that Seller is not a foreign person.

               6.3. Conditions Precedent to Obligations of Seller.  The
                    ---------------------------------------------
obligations of Seller under this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, any or all of which may be waived by Seller in its sole discretion:

                    6.3.1.    No Legal Obstruction.  All required waiting
                              --------------------
periods under the HSR Act and Foreign Monopoly Laws shall have expired or been terminated. There shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which has not been dissolved or set aside and which prohibits the Closing or imposes any conditions on the consummation of the transactions contemplated hereby which could reasonably be expected to have a material adverse effect on Seller.

                    6.3.2.    Purchase Price and Letter of Credit.  Purchaser
                              -----------------------------------
shall have (i) paid the Cash Amount, and delivered the CB&I Shares, to Seller in the manner specified in Section 3.1 and (ii) delivered the irrevocable standby
                        -----------
Letter of Credit referred to in the Shareholder Agreement.

                    6.3.3.    Related Agreements.  Purchaser (and Farinvest,
                              ------------------
Ltd. and WEDGE Group Incorporated (as guarantor), in the case of the Standby Funding Agreement) shall have executed and delivered to Seller the Shareholder Agreement, the Standby Funding Agreement, the Warren Lease, the Des Moines Lease, the Woodlands Sublease, the License Agreement and the Post-Closing Risk Allocation Agreement.

                    6.3.4.    Assumption Agreement.  There shall have been
                              --------------------
delivered to Seller an assumption agreement pursuant to which the Purchaser will assume the Assumed Liabilities.

                    6.3.5.    NYSE Listing.  Purchaser shall have made
                              ------------
application, and received approval, for listing of the CB&I Shares on a "when-issued" basis on the New York Stock Exchange, Inc.

                    6.3.6.    Opinion of Counsel to the Purchaser.  Seller shall
                    -----------------------------------
have received the opinion of DeBrauw Blackstone Westbroek P.C. and Robert H. Wolfe, Esq., each dated the Closing Date, in form and content reasonably satisfactory to Seller and its counsel.

                                  ARTICLE VII
                                   COVENANTS
                                   ---------

          7.1. Personnel Matters.
               -----------------

               7.1.1.    Offer of Employment.  On the Closing Date, Seller will
                         -------------------
terminate the employment of each Employee employed by the Divisions and actively at work on that date. Purchaser will offer employment to each Employee of the Divisions who, as of the Closing Date, is employed by the Divisions and actively at work in connection with Seller's operation of the Businesses. Each such offer of employment will be at the same base salary (or hourly compensation) level as in effect immediately prior to the Closing Date. For purposes of this Agreement, Employees who accept Purchaser's offer of employment shall be referred to herein as "Transferred Employees" and all other Employees shall be
                       ---------------------
referred to herein as "Excluded Employees".  Subject to the provisions of
                       ------------------
Section 4.1(e), Purchaser shall have no obligations whatsoever in respect of
--------------
Excluded Employees.

               7.1.2.    Limitation of Rights.  Nothing herein shall be
                         --------------------
construed to prohibit or prevent Purchaser subsequent to the Closing Date from
(i) modifying the terms and conditions of compensation and benefits of any Transferred Employee or (ii) terminating the employment of any Transferred Employee. No Transferred Employee or Excluded Employee or any other Person not a party to this Agreement will have any rights with respect to any obligation of either party under this Agreement, and nothing contained herein, express or implied, is intended to confer on any such Person any rights or remedies.

               7.1.3.    Collective Bargaining Agreements.  At the Closing,
                         --------------------------------
Seller shall assign to Purchaser, and Purchaser shall assume, each Collective Bargaining Agreement.

               7.1.4.    Pension Plans.  (a)  Seller's Salaried 401(k) Plan.
                         -------------        -----------------------------
Seller shall take, or cause to be taken, all action required under the PDM Savings and Investment 401(k) Plan ("Seller's Salaried 401(k) Plan") to (i) make
                                     -----------------------------
all contributions required of it for each participating Employee for all periods of time up to and including the Closing Date, (ii) fully vest each participating Employee in the balance of his account as of the Closing Date, and (iii) make distributions of accounts available to each such Employee upon termination of employment with Seller.

                         (b)  Seller's Nonunion Hourly 401(k) Plan Participants.
                              -------------------------------------------------
With respect to participating Employees who are not covered by a Collective Bargaining Agreement, Seller shall take, or cause to be taken, all action required under the CIGNA Retirement and 401(k) Investment Plan ("Seller's Hourly
                                                                 ---------------
401(k) Plan") to (i) make all contributions required of it for each such
-----------
participating Employee for all periods of time up to and including the Closing Date, (ii) fully vest each such participating Employee in the balance of his account as of the Closing Date and (iii) make distributions of accounts available to each such Employee upon termination of employment with Seller.

                         (c)  Seller's Union 401(k) Plan Participants.  Seller
                              ---------------------------------------
shall make all contributions required of it under Seller's Hourly 401(k) Plan for each participating Employee who is covered by a Collective Bargaining Agreement for all periods of time up to and including the Closing Date, and shall direct the trust-to-trust transfer to Purchaser's Union 401(k) Plan described in paragraph (i) of this section.

                         (d)  Seller's ESOP.  Seller shall take, or cause to be
                              -------------
taken, all action required under the PDM Employee Stock Ownership Plan (the "Seller's ESOP") to (i) fully vest each participating Employee in the balance of
 -------------
his account as of the Closing Date, and (ii) make distributions of accounts available to each such Employee upon termination of employment with Seller.

                         (e)  Seller's Salaried Pension Plan.  Seller shall
                              ------------------------------
take, or cause to be taken, all action required under the PDM Retirement Plan For Salaried Employees to (i) fully vest each participating Employee in his accrued benefit as of the Closing Date, (ii) offer any participating Employee who meets the age and service requirements for a special early retirement benefit the ability to elect such benefit if he is offered a lesser position or a position requiring a relocation of more than 50 miles by Purchaser which he declines, and (iii) treat those Transferred Employees who are eligible for a normal retirement pension or early retirement pension at the Closing Date as terminated for purposes of pension commencement.

                         (f)  Seller's Nonunion Hourly Pension Plan.  Seller
                              -------------------------------------
shall take, or cause to be taken, all action required under the PDM Pension Plan for Certain Hourly Employees to (i) fully vest each participating Employee in his accrued benefit as of the Closing Date, and (ii) treat those Transferred Employees who are eligible for a normal retirement pension or early retirement pension at the Closing Date as terminated for purposes of pension commencement.

                         (g)  Purchaser's Pension Benefit Plans.  Purchaser will
                              ---------------------------------
offer to each Transferred Employee who is not covered by a Collective Bargaining Agreement the same pension benefits offered to similarly situated employees of the Purchaser. Purchaser will offer to each Transferred Employee who is covered by a Collective Bargaining Agreement such pension benefits as are required by such Collective Bargaining Agreement. Purchaser shall grant each Transferred Employee credit for all service with Seller for all purposes under Purchaser's pension benefit plans, except that there shall be no duplication of benefits for the same period of service. Purchaser shall cause the Chicago Bridge & Iron Savings Plan to accept rollovers of eligible rollover distributions in cash on behalf of Transferred Employees from Seller's Salaried 401(k) Plan, Seller's Hourly 401(k) Plan, and the Seller's ESOP.

                         (h) Purchaser's Union 401(k) Plan.  Purchaser shall
                              -----------------------------
establish, effective as of the Closing Date, a 401(k) plan which shall cover those Employees covered by the Collective Bargaining Agreements and have all the terms, conditions and benefits required by the Collective Bargaining Agreements ("Purchaser's Union 401(k) Plan"). Purchaser's Union 401(k)
  -----------------------------

Plan shall be intended to be tax-qualified, and Purchaser shall take reasonable action to obtain a favorable determination letter from the Internal Revenue Service with respect to such plan. Purchaser's Union 401(k) Plan shall grant credit for all service with Seller counted under Seller's Union 401(k) Plan for purposes of eligibility and vesting.

                    (i)  Transfer From Seller's Hourly 401(k) Plan to
                         --------------------------------------------
Purchaser's Union 401(k) Plan.  As soon as practicable after the Closing Date,
-----------------------------
Seller shall cause the account balances of all participating Transferred Employees who are covered by a Collective Bargaining Agreement to be transferred in a trust-to-trust transfer from Seller's Hourly 401(k) Plan to Purchaser's Union 401(k) Plan. Each party agrees to cooperate with the other in order to accomplish such transfer.

                    (j)  Purchaser's Assumption of Seller's Union Pension Plans.
                         ------------------------------------------------------
Purchaser shall establish, effective as of the Closing Date, one or more trust agreements intended to qualify under Section 501(a) of the Code or one or more group annuity contracts ("Purchaser's Trust"). As soon as practical after the
                          -----------------
Closing Date, but no later than 60 days thereafter, an actuary chosen by Seller and approved by Purchaser shall compute the benefit liabilities, as defined in
Section 4001(a)(16) of ERISA, of the following plans (referred to individually as a "Union Pension Plan"), using the actuarial methods and assumptions required
      ------------------
by the Pension Benefit Guaranty Corporation upon termination of trusted plans under Section 4044 of ERISA and the regulations thereunder and, to the extent not specified therein, as set forth in the most recent actuarial valuation:

                         (i)    PDM Pension Plan for Warren Shop Employees (the
"Warren Plan");
 -----------

                         (ii)   PDM Pension Plan for Des Moines and Clive Shop
Employees (the "Clive Plan"); and
                ----------

                         (iii)  PDM Pension Plan for Provo Shop Employees (the
"Provo Plan.")
------------

The benefit liabilities so computed for the Clive Plan shall show separately such obligations for Des Moines and Clive participants. The actuary shall provide Seller and Purchaser with a copy of the reports containing such computations. Seller and Purchaser shall have 15 business days thereafter to review the reports for accuracy and to submit any objections or corrections. If Seller and Purchaser are unable to reach an agreement, Hewitt Associates, or another independent national actuarial firm mutually agreed upon by Seller and Purchaser, shall be retained to resolve any disputes in the reports, and the resolution reached by such firm shall be final and binding on Seller and Purchaser. The costs of retaining such firm shall be borne equally by Seller and Purchaser. Upon acceptance, the benefit liabilities set forth in such reports shall be deemed final (referred to individually as the "Final Closing
                                                                -------------
Date Benefit Liabilities").  As soon as practical after the Closing Date, but no
------------------------
later than the date the reports containing the
computations of benefit liabilities for the Union Pension Plans are provided to Purchaser, Seller shall cause the assets of each Union Pension Plan to be invested in a short-term investment fund ("STIF Fund"), and furnish Purchaser
                                           ---------
with a report for each Union Pension Plan showing the value of assets invested in such STIF Funds. If the Final Closing Date Benefit Liabilities of any Union Pension Plan exceeds the value of assets of such plan invested in such STIF Funds, Seller shall contribute such excess in cash to such plan within ten business days following the date of determination of such Final Closing Date Benefit Liabilities. As soon as practical after such contributions and all required government filings have been made, Seller shall transfer to Purchaser, and Purchaser shall assume from Seller, the Warren Plan, the Provo Plan, and the portion of the Clive Plan covering Clive participants, and all assets (in cash or property acceptable to the trustee of Purchaser's Trust) with respect to each such plan or portion thereof shall be transferred to Purchaser's Trust. Seller agrees that during the period from the Closing Date to the date of such transfers, Seller shall continue to administer each Union Pension Plan in accordance with its terms and applicable Law.

          7.1.5.    Welfare Benefit Plans and Fringe Benefits.  (a)  Seller's
                    -----------------------------------------        --------
Welfare Benefit Plan and Fringe Benefit Responsibilities.  Seller shall retain,
--------------------------------------------------------
and Purchaser shall not assume or be responsible for, any liability relating to Seller's group health or welfare benefit plans or fringe benefits with respect to former employees of the Divisions and their dependents except to the extent described in Sections 4.1(e).
             ---------------

                    (b)  Seller's COBRA Responsibilities.  Seller shall retain,
                         -------------------------------
and Purchaser shall not assume or be responsible for, any liability with respect to group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for former employees of the Divisions and their dependents based on their coverage under Seller's group health plans.

                    (c)  Purchaser's Welfare Benefit Plans.  Purchaser will
                         ---------------------------------
offer to each Transferred Employee who is not covered by a Collective Bargaining Agreement the same welfare and fringe benefits offered to similarly situated employees of the Purchaser. Purchaser will offer to each Transferred Employee who is covered by a Collective Bargaining Agreement such welfare and fringe benefits as are required by such Collective Bargaining Agreement. Purchaser shall grant to each Transferred Employee credit for all service with Seller for all purposes under Purchaser's welfare and fringe benefit plans; provided,
                                                                 --------
however, that no such credit shall be given for purposes of any post-retirement
-------
medical or other post-retirement welfare benefit prior to satisfying the service requirement with Purchaser and other eligibility requirements applicable to such benefits.

          7.2. Publicity.  The parties hereto agree to consult with one another
               ---------
prior to the issuance of any press release or public statement relating to or concerning this Agreement or the matters contained herein. Such consultation shall be satisfied by the giving of prior notification of a party's intent to issue a press release accompanied by a copy of the proposed language of such press release or public statement. If Purchaser or Seller is required to issue a press release by law or a securities exchange, it shall use its best efforts to inform the other party hereto prior to such issuance.

          7.3. Post-Closing Access; Records; Cooperation.  (a) On the Closing
               -----------------------------------------
Date or as soon thereafter as practicable, Seller will deliver or cause to be delivered to Purchaser all original agreements, documents, books, records and files in the possession of Seller and its Affiliates relating exclusively to the Businesses or the Assets, including property records, production records, engineering records, purchasing and sales records, payroll records, accounting records, mailing lists, customer and vendor lists and records, market studies and other historical business plans (collectively, "Records"), except that
                                                    -------
Seller shall retain and not Transfer to Purchaser the following (the "Retained
                                                                      --------
Records"):  (i) Records which contain only incidental non-material information
-------
relating to the Businesses or relate to Seller or the businesses of Seller other than the Businesses; and (ii) any tax returns or other materials or reports with respect to Excluded Taxes or including any information relating to Tax items of Seller or its Affiliates not relating to the Businesses or the Assets.

               (b) For a period of five (5) years after the Closing, upon reasonable notice, each of Purchaser and Seller (and any successor of Seller) will give, or cause to be given, to the Representatives of the other access to and permission to copy, during normal business hours, at the requesting party's expense, Records relating to periods prior to the Closing and access to employees, to the extent reasonably requested by the other party, in connection with financial reporting matters, audits, legal proceedings, employee benefits claims, governmental investigations and other reasonable business purposes related to the fact of Seller's prior ownership of the Businesses; provided,
                                                                   --------
however, that nothing herein will obligate any party to take actions that would
-------
unreasonably disrupt the normal course of its business, violate the terms of any contract to which it is a party or to which it or any of its assets is subject, or grant access to any of its proprietary, confidential or classified information which does not relate to the Businesses or the Assets.

               (c) For a period of three (3) years after the Closing, in the event and for so long as any party actively is pursuing an affirmative recovery or contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand by any Person (including any Governmental Authority) in connection with (i) any transaction contemplated under this Agreement or any Related Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Businesses or the Assets, the other party will cooperate with such party and its counsel in the pursuit, contest or defense as may be reasonably requested. Notwithstanding the foregoing, no provision of this Section 7.3(b) or
                                                               --------------
(c) shall be construed so as to limit Seller's obligation to transfer to
---
Purchaser all of the records included in the Assets; and, provided further, that the foregoing provisions of this Section 7.3(c) shall not apply (A) where
                                 --------------
compliance therewith could reasonably be expected to result in the loss of a party's attorney-client, work product or similar privilege or defense or (B) as to matters involving a dispute between the parties hereto.

                    (d) Following the Closing, Purchaser may receive and open all mail or telecopies addressed to Seller and deal with the contents thereof in its discretion to the extent, and only to the extent, that such mail or telecopies and the contents thereof relate to the Businesses or the Assets. Seller agrees to promptly deliver to Purchaser all of the mail, checks, money, telecopies and any other information to the extent, and only to the extent, related to the Businesses or the Assets received by Seller following the Closing. Purchaser agrees to promptly deliver to Seller all Excluded Assets received by or held by Purchaser after the Closing. Seller will cooperate with Purchaser, and take such actions as Purchaser reasonably requests, to assure that customers of the Businesses send their remittances directly to Purchaser.

                    (e) For a period of six (6) months after the Closing, at reasonable compensation payable by PDM to Purchaser as agreed upon between the parties, Purchaser will permit PDM reasonable access to and use of the AS400 computer being purchased by Purchaser as part of the Assets in order for Seller to close out its corporate accounting records relating to the Divisions.

          7.4. Certain Tax Matters.  (a) Any and all applicable sales, use,
               -------------------
transfer, stamp, conveyance and other similar Taxes imposed by any taxing jurisdiction, domestic or foreign, with respect to the Transfer of the Assets (including the Transferred Intellectual Property), and any deficiency, interest or penalty asserted with respect thereto, and any and all recording and filing fees, notarial fees and other similar costs of closing with respect to the Transfer of the Assets or the other transactions contemplated hereby shall be the sole responsibility of Purchaser.

               (b) Seller and Purchaser shall each (i) provide the other party with such information or assistance as may be reasonably requested by the other party in connection with the preparation and filing of any return or report, any audit or examination by any taxing authority, any judicial or administrative proceeding, or any other reasonable business purpose relating to liability for Taxes; (ii) retain for the statute of limitations (including any extensions) applicable with respect to such returns, audits, examinations, or proceedings, such material records or information as may be relevant thereto; (iii) provide the other party with reasonable access to, and allow the other party to make copies and extracts of, such records or information, and prior to disposing of any such records or information allow the other party (at the first party's cost and expense of shipping) the right to obtain the originals of such records or information; (iv) in connection with such returns, audits, examinations, and proceedings, cause its relevant Representatives to be reasonably available to the other party and to provide to the other party reasonable technical support (including the provision of interpretation, analyses, and testimony with respect to inventory, contract backlog orders, engineering drawings, software, and other intangibles); and (v) provide the other party with any final determination of any such audit, examination, or proceeding that affects the amount required to be shown on any Tax return of the other party for any period. The party requiring assistance shall reimburse the other party for all reasonable out-of-pocket costs incurred as a direct result thereof. Access to records and information relating to Taxes shall be governed by this Section 7.4, and not by
                                                        -----------
Section 7.3.
-----------

               (c) Except as otherwise provided in this paragraph, Purchaser shall prepare and file or cause to be prepared and filed on a timely and proper basis all returns and documents required to be filed following the Closing Date with respect to Taxes that are Assumed Liabilities and pay or cause to be paid all such Taxes required to be paid following the Effective Time. With respect to Taxes that are Assumed Liabilities and for which Purchaser is required to prepare and file the related Tax returns, Purchaser shall promptly send to Seller copies of all such Tax returns and documents and proof of the payment of such Taxes, if any. If Purchaser is not permitted by law to file any such Tax return or document, no later than ten days prior to the due date for the filing of the Tax return or document (or, in the case of deposits of any Taxes, two days before the deposits are due), Purchaser shall prepare and submit or cause to be prepared and submitted to Seller the Tax return or document reflecting the relevant Tax items, together with payment for the amount of Taxes, if any, shown as due on the Tax return or document. Seller shall (provided that Purchaser is in compliance with the preceding sentence) on a timely basis file such Tax return or document and pay such Taxes so remitted to it by Purchaser, and Seller shall promptly send Purchaser copies of such Tax return or document and proof of the payment of such Taxes, if any. The filing by Seller of any Tax return or document and/or payment by Seller of any Taxes remitted to it by Purchaser pursuant to this paragraph shall not change the fact that such Taxes and any additional interest, penalties or additions to Tax payable with respect thereto are obligations for which the Purchaser shall be solely liable to the extent so provided in the other relevant provisions of this Agreement if one of the principal reasons for the assessment of such additional interest, penalty or addition to tax is the failure of Purchaser to remit to Seller sufficient funds on a timely basis in order to pay such Tax.

               (d)  Except as provided in Section 7.4(a) and 7.7, Seller shall
                                          --------------     ---
be liable and indemnify Purchaser for all Taxes, other than those properly accrued on the Audited Final Balance Sheet and constituting an Assumed Liability, attributable to the Seller or its Affiliates, the ownership of the Assets, or the operations of the Businesses for all taxable periods (or portions thereof) ending on or before the Closing Date.

          7.5. Non-Disclosure of Confidential Information by Seller.  Seller
               ----------------------------------------------------
acknowledges that Purchaser would be irreparably damaged if, after the Closing, Seller's or any of its Affiliate's, confidential knowledge of the Businesses were disclosed to or utilized on behalf of others. Accordingly, Seller shall not, and shall cause its Affiliates and Representatives not to, disclose, directly or indirectly, any confidential or proprietary information relating to the Businesses to any Person, and Seller shall not, and shall cause its Affiliates and Representatives not to, make use, directly or indirectly, of any such confidential or proprietary information for its own benefit or for the benefit of any Person. For the purpose of this Section 7.5, the term
                                                -----------
"confidential or proprietary information" shall mean all information which is known to Seller or any of its Affiliates or Representatives relating exclusively to the Businesses, including, but not limited to, trade secrets, know how, customer and mailing lists, pricing and credit techniques, policies, practices and information, research and development activities, books and records, financial statements, forecasts, plans, strategies, suppliers and private processes. For the purpose of this Section 7.5, the term "confidential or
                                    -----------
proprietary information" shall exclude: (A)
information which is generally known to or available for use by the public other than as a result of Seller's or any of its Affiliate's or Representative's acts or omissions, (B) information received by Seller or any Affiliate thereof from any third party not known by Seller to be bound by any confidentiality agreement with respect to such information, (C) information required to be disclosed by Law, (D) information to the extent related to or used or held for use in connection with businesses of Seller other than the Businesses, or (E) information necessary to establish Seller's rights under this Agreement or any Related Agreement; provided that, prior to the disclosure of any information not
                   --------
deemed to be "confidential or proprietary information" as a result of either of the foregoing clauses (C) or (E), Seller shall give Purchaser prompt notice of such disclosure to permit Purchaser to attempt to obtain a protective order or other assurance that confidential treatment will be accorded such information and shall cooperate with Purchaser, at Purchaser's expense, in obtaining such order or assurance.

          7.6. Further Assurances; Customer Notices.  (a)  After the Closing
               ------------------------------------
Date, Seller shall, at the request and expense of Purchaser, execute, acknowledge and deliver to Purchaser without further consideration, all such further assignments, conveyances, endorsements, consents and other documents as Purchaser may reasonably request (a) to Transfer to and vest in Purchaser and protect its right, title and interest in, all of the Assets, (b) to aid in the collection of accounts receivable, (c) to obtain any consent required to an assignment of a Contract or a commitment, and (d) otherwise to consummate the transactions contemplated by this Agreement and the Related Agreements. Purchaser shall take such action, at the request and expense of Seller, to further and more completely evidence the assumption and performance of the Assumed Liabilities as shall be reasonably requested by Seller.

               (b) On the first business day following the Closing Date, Seller shall, at Purchaser's expense, by first class mail, send the Customer Notices, and thereafter from time to time during the five-month period following the Closing Date send such further Customer Notices as the Purchaser may reasonably request.


          7.7. Allocations.  All property taxes levied with respect to the Owned
               -----------
Real Property and any personal property included in the Assets for a taxable period that includes (but does not end as of) the Effective Time shall be apportioned between Seller and Purchaser as of the Effective Time based on the number of days of such taxable period included in the pre-Effective Time tax period and the number of days of such taxable period included in the post-Effective Time tax period. Seller shall be liable for the proportionate amount of such taxes that is attributable to the pre-Effective Time tax period, and Purchaser shall be liable for the proportionate amount of such taxes that is attributable to the post-Effective Time tax period. Each utility payment shall also be allocated between Purchaser and Seller so that Seller shall be liable for that portion of such payment that relates to the pre-Effective Time period and Purchaser shall be liable for that portion of such payment that relates to the post-Effective Time period. Within thirty (30) days after the Closing, Seller and Purchaser shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 7.7,
                                                             -----------
together with such supporting evidence as is reasonably necessary to calculate the proration amount. Unless provided for on the Audited Final Balance Sheet, the proration amount shall be paid by the party owing it to the other within 30 days after delivery of such statement. Purchaser and Seller shall cooperate to agree on mutually acceptable allocations based on the Effective Time with respect to any other cost typically allocated in connection with similar real property closings.

          7.8.   Non-Competition.  (a)  Seller hereby covenants and agrees that
                 ---------------
it will not, directly or indirectly, use, or allow any successor or Person which in competition with the Purchaser or its Affiliates, sells, markets, distributes or deals in all or any portion of the Businesses to use, the names Pitt-Des Moines or PDM, or any variation materially derived therefrom, in connection with any business which is competitive to all or any portion of the Businesses.

                 (b) Seller acknowledges that the foregoing restriction on the use of the Pitt-Des Moines or PDM name, in view of the nature of the Businesses and Purchaser's intention to continue to operate the Businesses throughout the world, is fair and reasonable and is reasonably required for the protection of Purchaser.

          7.9.   Assets Located at Fresno, CA.  Within thirty (30) days
                 ----------------------------
following the Closing Date, Purchaser, at its sole cost and expense, shall remove all Tangible Personal Property (including, without limitation, the 120 by 240 foot unassembled toolhouse building constituting a part of the Assets) located at Seller's Fresno, California plant location. Purchaser acknowledges and agrees that any Tangible Personal Property remaining at such plant location following the expiration of such thirty (30) day period may be retained by Seller and any ownership rights of Purchaser therein shall be deemed to be forfeited.

          7.10.  Letters of Credit.  With respect to the letters of credit
                 -----------------
listed or described in Section 5.1.3 of the PDM Disclosure Schedule (collectively, the "Letters of Credit" and individually, a "Letter of Credit"),
                    -----------------                       ----------------
Purchaser agrees that (a) it shall indemnify Seller for the costs and expenses of maintaining such Letters of Credit from and after the Effective Time, (b) to the extent any Letter of Credit is drawn upon after the Effective Time, Purchaser shall defend, indemnify and hold Seller and its Affiliates harmless from and against any and all Losses arising out of or relating to such draw and such Letter of Credit, and (c) if Seller shall so request in writing at any time after May 31, 2001, Purchaser shall replace on or before June 30, 2001 each such Letter of Credit having an expiration date ending after June 30, 2001.
Purchaser acknowledges and agrees that a breach by Purchaser of the covenant set forth in subparagraph (c) above will cause Seller to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, Purchaser agrees that in the event of any such breach, Seller shall be entitled to the remedy of specific performance of such covenant and other equitable relief in addition to any other remedy to which it may be entitled, at law or equity.

          7.11.  Delivery of Baseline Report.  Within (10) days of receipt
                 ---------------------------
thereof, Purchaser shall deliver to Seller the Baseline Reports for the properties subject to the Des Moines Lease and the Warren Lease.

          7.12.  Woodlands Lease.  Notwithstanding anything to the contrary
                 ---------------
contained in this Agreement, Seller shall send a notice to the Woodlands Landlord to terminate the Woodlands Lease pursuant to Section 2, Paragraph 1 of the Woodlands Lease on or before March 31, 2001 and Purchaser shall deliver to Seller, contemporaneous with the adjustments made pursuant to Section 9.10, the
                                                              ------------
following sums in cash or immediately available funds:  (i) $159,367.56 plus
(ii) one (1) month's Base Rent (as defined in the Woodlands Lease) at the rental rate that would have been in effect at the beginning of the 64/th/ full calendar month of the Term of the Woodlands Lease plus (iii) Base Rent and Additional Rent that Seller is obligated to pay to the Woodlands Landlord for the period from the Effective Time through February 6, 2001. The remaining payments of Base Rent and Additional Rent that Seller is obligated to pay to the Woodlands Landlord for the period from February 7, 2001 through December 31, 2001 shall be payable as rent monthly on the 1/st/ date of each month commencing February 7, 2001 pursuant to the Woodlands Sublease, and provided further that Purchaser shall be obligated to pay all of the amounts set forth in this Section 7.12
                                                               ------------
regardless of whether the Woodlands Landlord consents to the Sublease or Seller is able to deliver use and occupancy of the Premises through December 30, 2001, the expiration date as set forth in the Woodlands Sublease.

          7.13.  Records Storage.  From the Closing Date through May 31, 2001,
                 ---------------
Purchaser grants to Seller, at no cost, a license and right to use, access, and occupy the premises commonly known as the Annex Building and Butler Building located at 3501 Neville Road, Pittsburgh, Pennsylvania (collectively, the "Butler Building"), together with rights of ingress and egress to and from the Butler Building across lands of Purchaser ("License"), for the delivery, storage and retrieval of documents and records of Seller (the "Butler Records"). On or before May 31, 2001, Seller shall remove all of the Butler Records from the Butler Building. Purchaser shall not be liable for, and Seller hereby releases and relieves the Purchaser Indemnitees from liability in connection with, any damage to or loss or destruction of the Butler Records from (i) any fire, other casualty, accident, occurrence or condition in or about the premises of the Butler Building and (ii) any negligent act or omission (including gross negligence) of any of the Purchaser Indemnitees, but not including willful misconduct of any Purchaser Indemnitee.


                                  ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

          8.1.   Termination of Representations and Warranties.  (a) The
                 ---------------------------------------------
representations and warranties contained in Sections 5.1 and 5.2 shall terminate
                                            ------------     ---
and expire on the Closing Date, except that in the case of any fraudulent misrepresentation, the applicable representation warranty will not terminate and expire until two (2) years after discovery of the condition, circumstance or fact constituting such fraudulent misrepresentation.

               (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), all covenants contained in this Agreement (including the covenants set forth in this Article VIII) will survive
                                                     ------------
the Closing and remain in full force and effect without time limit.

          8.2. Indemnification.  (a)  Subject to Section 8.1, from and after the
               ---------------                   -----------
Closing, Seller shall indemnify, defend and hold harmless Purchaser and its Affiliates and their respective directors, officers, employees and Representatives (collectively, "Purchaser Indemnitees") from and against any and
                                ---------------------
all claims, demands or suits (by any Person, including any Governmental Authority), losses, liabilities, damages (including, without limitation, indirect, consequential and punitive damages), fines, penalties, obligations, payments, costs and expenses, paid or incurred, whether or not relating to, resulting from or arising out of any Third Party Claim, including the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements, and compromises relating thereto and reasonable attorneys' fees in connection therewith (collectively, "Losses", provided, that
                                                        ------   --------
Losses shall not include any indirect, consequential or punitive damages of any Purchaser Indemnitee, including damages for lost profits and lost business opportunities, arising in connection with any claim other than a Third Party Claim; such Losses individually and collectively, "Indemnifiable Purchaser
                                                   -----------------------
Losses"), resulting from or arising out of any of the following:
------

                    (i) any fraudulent misrepresentation by Seller of any of the representations and warranties of Seller contained in Section 5.1;
                                                          -----------

                    (ii) any breach by Seller of any covenant of Seller contained in this Agreement, the Warren Lease or the Des Moines Lease;

                    (iii)  any Excluded Liability; and

                    (iv) any claim by the licensor of licensed software listed in Section 5.1.10 of the PDM Disclosure Schedule that the transfer to, or use by, Purchaser of such software in connection with the Businesses violates the provisions of the relevant license agreement or any other rights of such licensor.

               (b)  Subject to Section 8.1, from and after the Closing, CB&I and
                               -----------
CB&I Sub shall, jointly and severally, indemnify, defend and hold harmless Seller and its Affiliates and their respective directors, officers, employees and Representatives (collectively, "Seller Indemnitees") from and against any
                                    ------------------
and all Losses (provided, that Losses shall not include any indirect,
                --------
consequential or punitive damages of any Seller Indemnitee, including damages for lost profits and lost business opportunities arising in connection with any claim other than a Third Party Claim; such Losses individually and collectively, "Indemnifiable Seller
 --------------------

Losses"; and, collectively with Indemnifiable Purchaser Losses,"Indemnifiable
------                                                          -------------
Losses") resulting from or arising out of any of the following:
------

                    (i) any fraudulent misrepresentation by Purchaser of any of the representations and warranties of Purchaser contained in Section 5.2;
                                                                -----------

                    (ii) any breach by Purchaser of any covenant of Purchaser contained in this Agreement, the Warren Lease or the Des Moines Lease; and

                    (iii)  any Assumed Liability.

Notwithstanding the terms of any Transfer Documents, CB&I acknowledges and agrees the indemnification rights of Seller under this Section 8.2(b) relative
                                                       --------------
to any Assumed Liability shall not be altered, modified, extinguished or otherwise impaired by reason of the sole assumption by CB&I Sub of any Assumed Liability under any Transfer Document.

               (c)  For purposes of this Agreement (i) "Indemnity Payment" means
                                                        -----------------
any amount of Indemnifiable Losses required to be paid pursuant to this Section
                                                                        -------
8.2, (ii) "Indemnitee" means any Person entitled to indemnification under this
---        ----------
Agreement and (iii) "Indemnifying Party" means any Person required to provide
                     ------------------
indemnification under this Agreement.

          8.3. Defense of Claims.  (a) If any Indemnitee receives notice of the
               -----------------
assertion of any claim or cause of action or of the commencement of any action, proceeding or investigation by any Person (including any Governmental Authority) who is not a party to this Agreement or an Affiliate of such a party (a "Third
                                                                         -----
Party Claim") against such Indemnitee, with respect to which an Indemnifying
-----------
Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party shall assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense; provided, however, that the
                                         --------  -------
Indemnifying Party shall not have the right to assume the defense of any Third Party Claim if the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnitee and the Indemnifying Party and the Indemnitee shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnitee which are different from or additional to those available to the Indemnifying Party so as to result in a potential conflict of interest between the Indemnitee and the Indemnifying Party; then, if the Indemnitee notifies the Indemnifying Party in writing that the Indemnitee elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the Indemnitee, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding in separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel if appropriate) at any time for all Indemnitees. Notwithstanding anything in this Section 8.3, if Seller is an Indemnifying Party with respect to
                 -----------
a Third Party Claim relating to, resulting from or arising out of (i) Taxes of Seller incurred on or before the Closing Date, or (ii) an Indemnifiable Loss under Section 8.2(a)(iii) (collectively, "Seller's Third Party Claims"), then
      -------------------                 ---------------------------
Seller, by giving written notice to the Indemnitee, shall at all times have the right to assume the defense of such Third Party Claim. In the event the Indemnifying Party shall not have assumed the defense and the Indemnitee is conducting the defense, the Indemnifying Party shall be entitled to monitor the defense by the Indemnitee, to consult with the Indemnitee with respect to such claim and to be kept fully informed by the Indemnitee of such Third Party Claim, which shall include, without limitation, the right to review and obtain copies of all pleadings, motions and correspondence, and other non-privileged documentation and information in connection with such Third Party Claim, in each case as the Indemnifying Party may reasonably request. The Indemnifying Party and the Indemnitee shall make available to each other and their attorneys and accountants as reasonably requested all books and records relating to Third Party Claims, and the parties hereto agree to render to each other such assistance as they may reasonably require to ensure the proper and adequate defense of any Third Party Claim. The right to assume the defense of any Third Party Claim shall include, without limitation, the right to assert, for the benefit of the Indemnitee, cross-claims and counterclaims in connection with such Third Party Claim which are directly related to such Third Party Claim.

               (b) If, within 20 calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 8.3(a), an Indemnitee
                                                 --------------
receives written notice from the Indemnifying Party that the Indemnifying Party has assumed the defense of such Third Party Claim as provided in Section 8.3(a),
                                                                 --------------
the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided,
                                                                   --------
however, that if the Indemnifying Party fails to take reasonable steps necessary
-------
to defend diligently such Third Party Claim within 20 calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all costs or expenses paid or incurred by the Indemnitee in connection therewith.

               (c) Without the prior written consent of the Indemnitee, which consent shall not unreasonably be withheld, the Indemnifying Party will not enter into any settlement of any Third Party Claim which (i) does not include as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnitee and its Affiliates from all liability in respect of such Third Party Claim; (ii) could reasonably be expected to lead to liability or create any financial or other obligation on the part of the Indemnitee or any Affiliate thereof for which the Indemnitee or any Affiliate thereof is not entitled to indemnification hereunder; (iii) would require the Indemnitee or any Affiliate thereof to change in any material respect the way it conducts business; or (iv) would require any admission of wrongdoing by the Indemnitee or any

Affiliate thereof. If a firm offer is made to settle a Third Party Claim which could not be expected to lead to liability or the creation of a financial or other obligation on the part of the Indemnitee or any Affiliate thereof for which the Indemnitee or any Affiliate thereof is not entitled to indemnification hereunder or to require the Indemnitee or any Affiliate thereof to change in any material respect the way it does business or an admission of wrongdoing by the Indemnitee or any Affiliate thereof, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within 20 calendar days after its receipt of such notice, the Indemnitee may, at its sole cost and expense, continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer.

               (d) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") shall be
                                                        ------------
asserted by such Indemnitee by giving the Indemnifying Party reasonably prompt written notice thereof after learning of such Direct Claim and the Indemnifying Party will have a period of 30 calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim. In such event, or in the event the Indemnifying Party sends notice to the Indemnitee objecting to the matters set forth in such notice of indemnification, each of the parties shall be free to pursue such remedies as may be available to it.

               (e)  A failure to give timely notice as provided in this Section
                                                                        -------
8.3 or in Section 8.4 will not affect the rights or obligations of any party
---       -----------
hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise actually damaged as a result of such failure.

               (f) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction, less any costs, expenses, premiums or other offsets incurred in connection therewith, will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnity Payment, the Indemnifying Party will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment relates. Without limiting the generality or effect of any other provision hereof, each such Indemnitee will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights.

          8.4. Seller's Insurance.  (a) It is understood and agreed that, for
               ------------------
purposes of this Agreement, Excluded Liabilities shall include any liability relating to the Businesses to the extent, and only to the extent, of the coverage available under the Insurance Policies for losses occurring prior to the Closing Date (including as an Excluded Liability (i) any deductible or self-insurance retention relating to workers compensation insurance and (ii) any deductible relating to any accident or loss known to Seller at or prior to the Closing Date).

               (b) In order to assist Purchaser in determining which liabilities relating to the Assets or the Businesses may be covered under the Insurance Policies, Seller will provide to Purchaser a list of all Insurance Policies known to Seller to be applicable to the Covered Entities from 1980 to the present within 30 days of the Closing Date. Within 90 days of the Closing Date, Seller will provide to Purchaser copies of all Insurance Policies within its possession or control which formerly provided or currently provide coverage to any of the Covered Entities.

               (c) With respect to any liability relating to the Businesses which Purchaser believes in good faith is potentially covered under the Insurance Policies (and therefore an Excluded Liability), Purchaser shall provide prompt notice to Seller, and Seller shall provide prompt notice to all insurance companies under all potentially applicable Insurance Policies. Purchaser hereby agrees to cooperate and assist Seller as reasonably necessary with respect to presenting claims and securing recoveries under the Insurance Policies. Seller will pursue coverage under the Insurance Policies in good faith and will use its commercially reasonable efforts to maximize insurance recoveries under the Insurance Policies. In the event that Seller fails to meet its obligations under this Section 8.4(c) with respect to any Excluded Liability
                           --------------
relating to the Businesses potentially covered under the Insurance Policies, Seller shall assign to Purchaser (to the extent assignable) all rights to pursue recoveries under the Insurance Policies for defense, indemnification, losses, damages, settlements or other payments or reimbursements of any kind with respect to such Liability. This Section 8.4(c) shall not be interpreted to
                                --------------
require Seller to file or prosecute any legal action or suit under the Insurance Policies, and in the event that Seller elects not to so prosecute such action or suit for insurance recoveries, Purchaser may elect to pursue such action or suit at its own expense.

               (d) With respect to any claim as to which an insurer disputes its obligation under the Insurance Policies, Seller may settle its claim under the Insurance Policies with the advice and consent of Purchaser. If Seller reaches a written letter of intent or agreement in principle to settle with any insurers under the Insurance Policies as to a liability relating to the Businesses, Seller shall give Purchaser notice and copy of such letter of intent or agreement in principle and 20 days within which to approve the settlement or take assignment of the claim against such insurer. If Purchaser elects to take assignment of the claim against such insurer, the underlying liability relating to the Businesses shall thereafter be deemed to be an Assumed Liability under this Agreement (to the extent not otherwise excluded hereunder) and Purchaser will be entitled to retain any recoveries it receives from its prosecution of such claim against such insurer.

          8.5. Mitigation.  Every Indemnitee seeking indemnification under this
               ----------
Agreement shall correct or mitigate, to the extent reasonably practicable, any Indemnifiable Losses suffered by such Indemnitee for which indemnification is claimed hereunder.

          8.6. Insurance Proceeds and Tax Benefits.  The amount payable to an
               -----------------------------------
Indemnified Party by the Indemnifying Party in respect of any Indemnifiable Losses shall be reduced by the amount of any insurance or other indemnification proceeds theretofore or thereafter actually received by the Indemnified Party from a third party. Where any Tax benefit is realized by an Indemnified Party with respect to an indemnifiable event, the amount of the Indemnity Payment shall be reduced by an amount determined so that the Indemnified Party is left in the same after-Tax position as the one in which it would have been in if no Indemnity Payment were due. Where an Indemnified Party is taxed on the receipt of an Indemnity Payment, the Indemnifying Party shall, in addition to the Indemnity Payment, pay an additional amount to the Indemnified Party equal to the amount of such tax; provided, however, that the Indemnified Party shall use
                        --------  -------
commercially reasonable efforts to avoid taxation of such Indemnity Payment receipt.

          8.7. Remedies Exclusive.  The remedies provided in this Agreement
               ------------------
(which for this purpose shall not include any Related Agreement) shall be exclusive of any other rights or remedies available to the parties hereto, either at law or in equity.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS
                            ------------------------

          9.1. Notices.  Unless otherwise provided in this Agreement, all
               -------
notices and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered in person or sent by confirmed telefax transmission or one business day after having been dispatched by a recognized overnight courier service to the appropriate party at the address specified below:

          (a)  If to Seller to:

               Pitt-Des Moines, Inc.
               Town Center One
               1450 Lake Robbins Drive
               Suite 400
               The Woodlands, Texas 77380
               Facsimile No.:  (281) 765-4601
               Attn: Richard A. Byers, Vice President-Finance

          With copy to:

               Buchanan Ingersoll Professional Corporation
               One Oxford Centre, 20th Floor
               301 Grant Street
               Pittsburgh, Pennsylvania 15219
               Facsimile No.: (412) 562-1041
               Attn: Ronald Basso, Esq.

          (b)  If to Purchaser to:

               Chicago Bridge & Iron Company
               1501 North Division Street
               Plainfield, Illinois 60544
               Facsimile No.: (815) 439-6600
               Attn:  Secretary

          With a copy to:

               Winston & Strawn
               35 W. Wacker Drive
               Chicago, Illinois 60601
               Facsimile No.: (312) 558-5700
               Attn:  James M. Reum, Esq.

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

          9.2. Expenses.  Except as otherwise expressly provided herein
               --------
(including Section 7.8(a)), (i) Seller will pay any expenses incurred by it and
           --------------
its Affiliates incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein and (ii) Purchaser will pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

          9.3. Assignment; Successors and Assigns.  The respective rights and
               ----------------------------------
obligations of the parties hereto shall not be assignable without the prior written consent of the other party; provided, however, that Purchaser may assign
                                    --------  -------
its rights and delegate its obligations under this Agreement to any Affiliate or, following the Closing, to any Person that acquires, directly or indirectly, all, or substantially all, of the Assets and the Businesses, in which event all the rights of Purchaser and remedies available to it under this Agreement with respect to such rights shall extend to and be enforceable by such Affiliate or assignee; provided further, however, that (a) no such assignment and delegation
          ----------------
shall release Purchaser from its obligations under this Agreement and Purchaser shall remain primarily liable to perform the terms of this Agreement, and (b) no such assignment shall cause any consent or approval required to be obtained hereunder to be withheld, delayed or otherwise conditioned. In the event of any such assignment and delegation the term "Purchaser" as used in this
                                                      ---------
Agreement shall be deemed to refer to each such Affiliate or assignee of Purchaser where reference is made to actions taken or to be taken with respect to the acquisition of the Businesses or the Assets and the assumption of liabilities, and shall be deemed to include both Purchaser and each such Affiliate or assignee where appropriate. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          9.4.   Waiver; Amendment.  Purchaser and Seller by written notice to
                 -----------------
the other may extend the time for performance of any of the obligations or other actions of the other under this Agreement or waive compliance with any of the conditions or covenants of the other contained in this Agreement. This Agreement may not be amended or supplemented orally, but only by an instrument in writing signed by the parties hereto.

          9.5.   Entire Agreement.  This Agreement (together with the Related
                 ----------------
Agreements, Exhibits and Schedules hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by Purchaser and Seller (or by any Representative of any thereof) relating to the matters contemplated hereby, including that certain Confidentiality Agreement dated July 7, 2000 and that certain Letter of Intent dated August 29, 2000, each between Purchaser and Seller. This Agreement (together with the Exhibits and Schedules hereto) and the Related Agreements constitute the entire agreement by and between Seller and Purchaser relating to the matters contemplated hereby.

          9.6.   No Third Party Beneficiaries.  Nothing expressed or implied in
                 ----------------------------
this Agreement is intended or will be construed to confer upon or give any Person other than the parties hereto and the Indemnitees under Article VIII any
                                                               ------------
rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

          9.7.   Bulk Sales.  To the extent applicable, if at all, the parties
                 ----------
hereto waive compliance with the provisions of the so-called bulk sales or transfer laws of any jurisdiction in connection with the Transfer of the Assets pursuant to this Agreement.

          9.8.   APPLICABLE LAW.  EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY
                 --------------
PROVIDED HEREIN OR IN A RELATED AGREEMENT, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          9.9.   Captions and Headings.  Captions and headings to Articles and
                 ---------------------
Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          9.10.  Passage of Title and Risk of Loss.  Legal title, equitable
                 ---------------------------------
title and risk of loss with respect to the Assets will not pass to Purchaser until the Assets are Transferred at the

Closing, which Transfer, once it has occurred, will be deemed effective for Tax, accounting and other computational purposes as of 11:59 p.m. (Central Time) on December 31, 2000 (the "Effective Time"). Notwithstanding any other provision of
                        --------------
this Agreement to the contrary, from and after the Effective Time through February 9, 2001, any revenue or income received or recognized by Seller with respect to the Divisions shall be for the benefit of, and be paid to, Purchaser, and any cost or expense paid or incurred by Seller with respect to the Divisions shall be for the account of, and be reimbursed by, Purchaser. Within a reasonable period after the Closing Date (and in no event later than thirty (30) days thereafter), Purchaser shall prepare and present a statement to Seller setting forth a calculation of (i) all moneys loaned, advanced or paid by Seller to, or for the benefit of, the Divisions from and after the Effective Time through February 9, 2001, and (ii) all moneys loaned, advanced, dividended, paid or applied by or from the Divisions to, or for the benefit of, the Seller (excluding the Divisions) or any Affiliate of Seller (including, but not limited to, any amounts so paid or applied relating to any Excluded Liability, corporate overhead charge or other corporate allocation) from and after the Effective Time through February 9, 2001, together with such documentation as is reasonably necessary to support such calculations. The net difference between the total amounts shown in (i) and (ii) shall be paid by Seller or Purchaser, as the case may be, at the time of the Purchase Price adjustment provided in Section 3.2.
                                                                 -----------

          9.11.  Execution in Counterparts.  This Agreement may be executed in
                 -------------------------
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.


                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first written above.



                              PITT-DES MOINES, INC.

                              By:    /s/ R. A. Byers
                                 ------------------------------------------
                              Name:  Richard A. Byers
                                   ----------------------------------------
                              Title: Vice President - Finance
                                    ---------------------------------------



                              CHICAGO BRIDGE & IRON COMPANY N.V.
                              By: CHICAGO BRIDGE & IRON COMPANY B.V.,
                                   its Managing Director

                              By:    /s/ Gerald M. Glenn
                                 ------------------------------------------
                              Name:  Gerald M. Glenn
                                   ----------------------------------------
                              Title: Managing Director
                                    ---------------------------------------




                              CB&I CONSTRUCTORS, INC.

                              By:   /s/ Gerald M. Glenn
                                 ------------------------------------------
                              Name: Gerald M. Glenn
                                   ----------------------------------------
                              Title:  Chairman
                                    ---------------------------------------